MUTUAL OF AMERICA LIFE INSURANCE COMPANY

[320 PARK AVENUE NEW YORK NY 10022-6839 • 212 224 1600]

(hereafter called the “Company”)

TAX DEFERRED GROUP ANNUITY CONTRACT

Between

MUTUAL OF AMERICA LIFE INSURANCE COMPANY

(Hereafter called the “Company”)

And

[ABC COMPANY, INC.]

(Hereafter called the “Contract Holder”)

CONTRACT NO:	[111111111]

EFFECTIVE DATE:	[September 14, 2006]

DATE OF ISSUE:	[September 12, 2006]

EMPLOYER:	[ABC COMPANY, INC.]

This Contract is issued in consideration of the application for this Contract and the payment to the Company of the contributions due hereunder. The Company agrees to pay the benefits provided under this Contract, subject to its terms and conditions.

This Contract serves as a funding vehicle for the Plan, if any. The Company is not a party to the Plan and the Company’s obligations are limited to those set forth in this Contract.

The Current Rate of Interest is declared from time to time by the Company, but shall in no event be less than the Guaranteed Rate of Interest. The Guaranteed Rate of Interest on the Effective Date results in an effective annual yield of [3.00%] and will apply from the Effective Date until the first December 31st following the Effective Date. A redetermined Guaranteed Rate of Interest shall be applicable for each calendar year thereafter. Please see the definition of “Guaranteed Rate of Interest.” The Current Rate of Interest on the Date of lssue results in an effective annual yield of [3.00%].

This Contract is executed by the Company at its Home Office in New York, New York on the Date of lssue and shall take effect as of the Effective Date.

Vice President	Chairman, President & Chief Executive Officer

AMOUNTS HELD IN CONNECTION WITH THIS CONTRACT MAY BE HELD IN THE COMPANY’S GENERAL ACCOUNT AND/OR THE COMPANY’S SEPARATE ACCOUNT THAT THE COMPANY MAINTAINS IN CONNECTION WITH THIS CONTRACT AND CERTAIN OTHER CONTRACTS. THE AMOUNTS HELD IN THE SEPARATE ACCOUNT ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNTS AND SHALL INCREASE OR DECREASE IN VALUE BASED UPON THE INVESTMENT RESULTS OF THE SEPARATE ACCOUNT. A DESCRIPTION OF THE SEPARATE ACCOUNT APPEARS IN THE ACCOUNTS SECTION OF THIS CONTRACT. A DESCRIPTION OF THE CHARGES DEDUCTED FROM THE AMOUNTS HELD IN THE SEPARATE ACCOUNT APPEARS IN THE DEFINITION OF CONTRACT HOLDER’S ADMINISTRATIVE CHARGES IN THE DEFINITIONS SECTION OF THIS CONTRACT.

THIS IS A PARTICIPATING CONTRACT.

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TABLE OF CONTENTS

SECTION 1 – DEFINITIONS		5
1.1	Account Value	5
1.2	Affiliate	5
1.3	Annuity Commencement Date	5
1.4	Beneficiary	5
1.5	Business Day	5
1.6	Code	5
1.7	Commuted Value	5
1.8	Contract	5
1.9	Contract Holder	5
1.10	Contract Holder’s Administrative Charges	5
1.11	Current Rate of Interest	5
1.12	Date of Issue	5
1.13	Effective Date	5
1.14	Employer	5
1.15	ERISA	6
1.16	Guaranteed Rate of Interest	6
1.17	Home Office	6
1.18	Interest Accumulation Account	6
1.19	Investment Fund	6
1.20	Notice	6
1.21	Participant	6
1.22	Participant’s Administrative Charges	6
1.23	Plan	6
1.24	Separate Account	6
1.25	Underlying Investment Company	6
1.26	United States Bank	7
1.27	Valid Transaction Date	7
1.28	Valuation Day	7
1.29	Valuation Period	7
SECTION 2 – CONTRIBUTIONS		7
2.1	Contributions	7
2.2	Allocation of Contributions	7
2.3	Change of Allocations	8
SECTION 3 – ACCOUNTS		8
3.1	Accounts	8
3.2	General Account	8
3.3	Separate Account	8
3.4	Account Value	8
3.5	Accumulation Units	8
3.6	Accumulation Unit Value	8
3.7	Accumulation Unit Value Change Factor	9
3.8	Changes to Separate Account	9
SECTION 4 – WITHDRAWALS AND TRANSFERS		9
4.1	Withdrawals	9
4.2	Withdrawal Restrictions	10
4.3	Transfers	10
4.4	Amount of Withdrawal or Transfer	10
4.5	Requests for Withdrawal or Transfer	10
4.6	Postponement of Withdrawals or Transfers	10
4.7	Loans	11
SECTION 5 – BENEFITS		12
5.1	Annuity Benefit	12
5.2	Amount of Annuity Benefit	12
5.3	Annuity Options	12
5.4	Specified Payments Option	13
5.5	Death Benefit	13
5.6	Death Benefit Settlement Options	13
SECTION 6 - BENEFICIARY		14

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SECTION 7 – DISCONTINUANCE		15
7.1	By the Contract Holder	15
7.2	By the Company	15
7.3	Effects of Discontinuance	15
SECTION 8 – GENERAL PROVISIONS		16
8.1	Adjustments to Current Rate of Interest and Expense Charges	16
8.2	Certificates	16
8.3	Non-Alienation of Benefits	16
8.4	Contract	16
8.5	Plan Restrictions	16
8.6	Participating Contract	16
8.7	Dividends	16
8.8	Evidence of Survival	16
8.9	Incontestability	17
8.10	Information, Reports and Determinations	17
8.11	Affiliates	17
8.12	Non-Assignment of Contract	17
8.13	Misstatements of Age	17
8.14	Non-Waiver	17
8.15	Notices	17
8.16	Remittances	18
8.17	Payment of Benefits	18
8.18	Reports	18
8.19	Right to Amend Contract	18
8.20	Severability of Provisions	18
8.21	Termination of Contract	18
SECTION 9 – DISTRIBUTIONS AND DIRECT ROLLOVERS		18
9.1	Definitions	18
9.2	Minimum Distribution Rules	19
9.3	Timing of Minimum Distributions to Beneficiary	20
9.4	Amount of Required Minimum Distribution	20
9.5	Direct Rollover	21
SECTION 10 – TABLE OF RATES		21
SECTION 11 – LIST OF ACCOUNTS AND FUNDS		22

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SECTION 1 – DEFINITIONS

The following terms as used in this Contract shall have the meaning defined unless a different meaning is required by the context. Words in the singular form as used in this Contract shall be construed as though they were also used in the plural form in all cases where they would so apply and vice versa.

1.1 Account Value

An amount equal to the sum of the values, as of a Valuation Day, of the Interest Accumulation Account and the investment Funds attributable to a Participant and maintained under this Contract.

1.2 Affiliate

An entity designated by the Employer as an affiliate of the Employer and whose employees are eligible to contribute to this Contract.

1.3 Annuity Commencement Date

The date, which shall be the first day of a month, on which annuity payments are requested to begin for a Participant. This date must be in accordance with the provisions of the Plan, if any.

1.4 Beneficiary

An individual or entity who is to receive:

(a)	before the Annuity Commencement Date, any death benefits becoming due under this Contract as a result of the death of the Participant, and

(b)	on or after the Annuity Commencement Date, the remainder, if any, of payments due under any annuity option elected by the Participant pursuant to this Contract.

1.5 Business Day

Any day on which the Company is open for business and the New York Stock Exchange is open for trading. The Business Day shall end as of the close of trading of the New York Stock Exchange (normally 4:00 p.m. Eastern Time).

1.6 Code

The Internal Revenue Code of 1986, as amended from time to time.

1.7 Commuted Value

The present value of an amount discounted at a rate of interest equal to the Current Rate of Interest plus 2%.

1.8 Contract

This tax deferred group annuity contract and the application for it, which is attached to and made part of this contract, together with any amendments to this contract that may be made from time to time.

1.9 Contract Holder

The entity named as the Contract Holder on the face page of this Contract.

1.10 Contract Holder’s Administrative Charges

A charge for any services provided to the Contract Holder at its request, and which relate to this Contract or the Plan, if any. The Company shall determine the amount of the charge for any such service it agrees to provide in accordance with its general practices and shall notify the Contract Holder of such amount. If the Contract Holder agrees to the charge, the additional services shall be provided. The Company is not required to provide any such additional services and may decline to do so, even if such additional services have been provided previously.

1.11 Current Rate of Interest

The annual rate of interest as declared from time to time by the Company for the class of contracts to which this Contract belongs. The Current Rate of Interest shall at all times be at least equal to the Guaranteed Rate of Interest.

1.12 Date of Issue

The date shown as the Date of Issue on the face page of this Contract.

1.13 Effective Date

The date shown as the Effective Date on the face page of this Contract. This Contract becomes effective at 12:01 A.M. on the Effective Date.

1.14 Employer

The entity named as the Employer on the face page of this Contract.

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1.15 ERISA

The Employee Retirement Income Security Act of 1974, as amended from time to time.

1.16 Guaranteed Rate of Interest

A daily rate of interest which results in an effective annual yield which is not less than the five-year constant maturity treasury rate reported by the Federal Reserve as of the close of the last business day of October, rounded to the nearest one-twentieth of one percent, reduced by one hundred twenty-five basis points, provided however that the Guaranteed Rate of Interest shall never be such that it results in an effective annual yield of less than one percent per annum nor greater than three percent per annum.

The initial Guaranteed Rate of Interest results in an effective annual yield of [3.00%] and shall apply from the Effective Date until December 31st following the Effective Date. A redetermination of the Guaranteed Rate of Interest based upon the previous paragraph shall be made annually during each November and the Company shall establish a redetermined Guaranteed Rate of Interest which shall be applicable for the following calendar year.

1.17 Home Office

The Company’s office at [320 Park Avenue, New York, NY 10022,] or such other location as the Company may announce by advance written notification.

1.18 Interest Accumulation Account

An interest-bearing account in connection with the Company’s general account to which all or a portion of the amounts held under this Contract may be allocated.

1.19 Investment Fund

An account of the Separate Account to which all or a portion of the amounts held under this Contract may be allocated.

1.20 Notice

Any communication to the Company with respect to this Contract, regardless of how referred to in this Contract, including, but not limited to: requests for benefits, transfers, withdrawals or information; elections of annuity or death benefit settlement options; designations of Beneficiaries; spousal waivers; qualified domestic relations orders; determinations; and allocations of contributions.

1.21 Participant

An employee or former employee of the Employer who is entitled to any benefits in accordance with this Contract, or an alternate payee under a qualified domestic relations order as defined in Section 414(p) of the Code.

1.22 Participant’s Administrative Charges

(a)	Contract Charge. A charge to compensate the Company for the administration of each Participant’s account under this Contract. Each month the Company shall deduct a maximum charge of [$2.00] from the Account Value, but not to exceed [1/12 of 1% of the Account Value,] in accordance with a uniform policy established by the Company for the class of contracts to which this Contract belongs. The Company reserves the right to change this charge, subject to any maximum set forth in this Contract and under applicable laws and regulations.

(b)	Separate Account Charge. A charge for marketing and administrative costs associated with each Participant’s account under this Contract and for any state or other taxes. Such charge shall be declared from time to time by the Company for the class of contracts to which this Contract belongs. The Company shall deduct the charge from each Investment Fund. This is a daily charge expressed as a percentage of the value of the net assets in each Investment Fund subject to a maximum of [2%] annually of the net assets in each Investment Fund.

1.23 Plan

If this Code Section 403(b) tax deferred annuity is issued in connection with an Employer’s written program or document, then “Plan” means the tax deferred arrangement as set forth in the written material adopted by the Employer, and as amended from time to time, or any successor plan or arrangement.

1.24 Separate Account

A separate account of the Company established and maintained under the laws of the State of New York, to which a portion of the Company’s assets in connection with this Contract and certain other contracts may be allocated.

1.25 Underlying Investment Company

A management investment company registered under the Investment Company Act of 1940 that has at least one fund or portfolio in which the Separate Account invests.

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1.26 United States Bank

A bank or trust company that:

(a)	is organized and existing, or in the case of a branch or agency office of a foreign banking organization is licensed, under the laws of the United States or any state thereof, and
(b)	is not a foreign branch office of a bank or trust company organized and existing in the United States.

1.27 Valid Transaction Date

The Business Day on which all of the requirements for the completion of a transaction have been met to the satisfaction of the Company. This includes receipt by the Company of all information, remittances and Notices necessary to process the given transaction. If such requirements are met on a day that is not a Business Day, or after the close of a Business Day, the Valid Transaction Date shall be the next following Business Day.

1.28 Valuation Day

Each day on which the New York Stock Exchange is open for trading. The Valuation Day shall end as of the close of trading of the New York Stock Exchange (normally 4:00 p.m. Eastern Time),

1.29 Valuation Period

A period beginning at the close of the Business Day on each Valuation Day and ending at the close of the Business Day on the next Valuation Day.

SECTION 2 – CONTRIBUTIONS

2.1 Contributions

On and after the Effective Date, the Contract Holder shall remit to the Company contributions to this Contract, including transfers from other plans, arrangements or contracts as permitted by the Plan, if any, and allowed by law.

All contributions pursuant to this Contract must be remitted by check, drawn on a United States Bank, payable to the Company and delivered to its Home Office or to such other location as may be directed by the Company. With the prior approval of the Company, amounts may be remitted via wire transfer, electronic fund transfer or other means from a United States Bank to the Company.

Except as otherwise provided, contributions to this Contract may only be made to the extent they are excludable from the gross income of the Participant within the limits of Section 403(b) and 402(g) of the Code. No amounts in excess of the maximum exclusion from the gross income permitted under those Sections of the Code for a taxable year shall be contributed under this Contract except that contributions required or permitted with respect to qualified military service in accordance with Section 414(u) of the Code, age 50 catch-up contributions permitted under Section 414(v) of the Code and transfers not includable in gross income pursuant to applicable provisions of the Code may be contributed. In addition, rollover contributions may be made to this Contract by or on behalf of any Participant in accordance with the terms of the Plan and applicable provisions of the Code. The Company is not responsible for assuring that contributions to this Contract on behalf of any Participant for any taxable year do not exceed amounts permitted to be contributed under the Code. However, to the extent that the Company’s records indicate that contributions to this Contract for any taxable year received on behalf of a Participant pursuant to a salary reduction agreement exceed the applicable limit of Section 402(g) of the Code, the Company shall distribute any excess in accordance with Section 402(g) of the Code.

If permitted by the Code, the terms of the Plan, if any, and with the prior written consent of the Company, designated Roth contributions described in Section 402A of the Code may be made to this Contract on behalf of a Participant for a taxable year, although such amounts are includable in that Participant’s gross income for that year. Any designated Roth contributions made to this Contract on behalf of a Participant for a taxable year shall count toward their contribution limit under Section 402(g) of the Code for that year.

2.2 Allocation of Contributions

The Participant has the right to designate, for the contributions remitted on their behalf, the percentage of such contribution that is to be allocated to the Interest Accumulation Account and any of the Investment Funds. The Company shall allocate all contributions made on the Participant’s behalf under this Contract in the manner so designated by the Participant in the initial Notice or in any subsequent Notice by the Participant. Allocation designations must be shown as a percentage of the total contribution, in any multiple of 1%, up to 100%.

Any contributions that are to be allocated to the Interest Accumulation Account shall be credited as of the Business Day that they are received by the Company. Any contributions to be allocated to any Investment Fund shall be credited as of the Valuation Day that they are received by the Company or, if received on a day that is other than a Valuation Day, on the next following Valuation Day.

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2.3 Change of Allocations

The Participant may change the manner in which contributions are allocated under this Contract at any time by providing a Notice to the Company. A change of allocation shall be effective upon receipt of the Notice at the Company’s Home Office and all contributions remitted on or after the effective date of the change shall be allocated in the manner so requested.

SECTION 3 – ACCOUNTS

3.1 Accounts

Subject to the Changes to Separate Account provision of this Section, the Company shall maintain under this Contract the Interest Accumulation Account and the Investment Funds as set forth in the List of Accounts and Funds Section of this Contract.

3.2 General Account

All contributions allocated to the Interest Accumulation Account shall become part of the Company’s general account. All contributions allocated to the Interest Accumulation Account shall be credited with interest at the Current Rate of Interest. Such interest shall be credited on dates determined by the Company, but not less frequently than once each calendar month.

3.3 Separate Account

All contributions allocated to any of the Investment Funds shall become part of the Separate Account. The Separate Account consists of Investment Funds that own shares of the corresponding funds or portfolios of the Underlying Investment Companies.

The value of the assets in any Investment Fund shall increase or decrease based upon the investment results of that Investment Fund during each Valuation Period.

The assets of each Investment Fund are the exclusive property of the Company, and neither the Contract Holder nor any other person or entity shall have any proprietary interest in such assets. The Company shall not be considered a trustee of the assets for the benefit of the Contract Holder or any person or entity allocating contributions to the Separate Account. All income, gains and losses of an Investment Fund shall be credited to or charged against that Investment Fund without regard to other income, gains or losses of the Company. The assets of each Investment Fund are not chargeable with any liabilities arising out of any other business that the Company may conduct.

3.4 Account Value

In determining the Account Value attributable to a Participant under this Contract on any Valuation Day:

(a)	The value of the Interest Accumulation Account maintained under this Contract attributable to a Participant on a Valuation Day is equal to (i) the total of all amounts allocated under this Contract for such Participant to the Interest Accumulation Account, plus (ii) all interest accrued thereon, minus (iii) the sum of any withdrawals, transfers and Participant’s Administrative Charges deducted from the Interest Accumulation Account under this Contract for such Participant, all to such Valuation Day.

(b)	The value of any Investment Fund maintained under this Contract attributable to a Participant on a Valuation Day is equal to (i) the number of accumulation units credited to the Investment Fund on such Valuation Day attributable to such Participant under this Contract, multiplied by (ii) the accumulation unit value for the Investment Fund for the Valuation Period which includes such Valuation Day.

3.5 Accumulation Units

Each Investment Fund is maintained in accumulation units. Accumulation units shall be used to calculate the value of each Investment Fund. The number of accumulation units shall change based on any amounts allocated or transferred to, or withdrawn or transferred from, each Investment Fund during each Valuation Period. The number of accumulation units to be added to or deducted from each Investment Fund at the end of each Valuation Period is (a) the amount allocated, withdrawn or transferred during the present Valuation Period, divided by (b) the accumulation unit value for that Valuation Period. The number of accumulation units credited to such Investment Fund on any Valuation Day shall be (a) the sum of any accumulation units credited to that Investment Fund, minus (b) the sum of any accumulation units withdrawn from such Investment Fund.

3.6 Accumulation Unit Value

Each Investment Fund has its own distinct accumulation unit value. The accumulation unit value for an Investment Fund was (or shall be) set by the Company when the Investment Fund was (or shall be) initially funded. The accumulation unit value for each Investment Fund shall change for each Valuation Day based upon the investment results of the Investment Fund on that Valuation Day. For any Valuation Period, the accumulation value is (a) the accumulation unit value applicable to that Investment Fund for the preceding Valuation Period, multiplied by (b) the accumulation unit value change factor for the Investment Fund for the current Valuation Period.

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3.7 Accumulation Unit Value Change Factor

For any Valuation Period, the accumulation unit value change factor for each Investment Fund that owns shares of the corresponding fund or portfolio of an Underlying Investment Company affiliated with the Company is:

(a)	the ratio of (i) the asset value of the Investment Fund at the end of the current Valuation Period before any amounts are allocated to, or withdrawn or transferred from, that Investment Fund during that Valuation Period, to (ii) the asset value of that Investment Fund at the end of the last Valuation Period after all allocations and withdrawals were made during that Valuation Period; divided by

(b)	1.00 plus the total of all Participant’s Administrative Charges, other than the Contract Charge, for the number of days from the end of the last Valuation Period to the end of the current Valuation Period.

For any Valuation Period, the accumulation unit value change factor for an Investment Fund that owns shares of the corresponding fund or portfolio of an Underlying Investment Company not affiliated with the Company is:

(a)	the ratio of (i) the value of a share held by the Investment Fund at the end of the current Valuation Period, adjusted by the Cumulative Dividend Multiplier (as defined below) for the current Valuation Period, to (ii) the value of a share held by the Investment Fund at the end of the last Valuation Period, adjusted for the Cumulative Dividend Multiplier for the last Valuation Period; divided by

(b)	1.00 plus the total of all Participant’s Administrative Charges, other than the Contract Charge, for the number of days from the end of the last Valuation Period to the end of the current Valuation Period.

For purposes of this provision, the Cumulative Dividend Multiplier is calculated by dividing the share value, after a dividend distribution, into the share value without regard to the dividend distribution, multiplied by the previous Cumulative Dividend Multiplier.

3.8 Changes to Separate Account

The Company reserves the right, subject to compliance with applicable laws and regulations governing separate account operations, to:

(a)	create new Investment Funds at any time;

(b)	modify, combine or remove Investment Funds;

(c)	transfer assets the Company has determined to be associated with the class of contracts to which this Contract belongs from one Investment Fund to another Investment Fund;

(d)	create additional separate accounts or combine any two or more separate accounts including the Separate Account;

(e)	transfer assets the Company has determined to be attributable to the class of contracts to which this Contract belongs from the Separate Account to another separate account of the Company by withdrawing the same percentage of each investment in the Separate Account, with appropriate adjustments to avoid odd lots and fractions;

(f)	operate the Separate Account as a management investment company under the Investment Company Act of 1940, or in any other form permitted by law, and designate an investment advisor for its management, which may be the Company, an affiliate of the Company or another person;

(g)	cause the registration or deregistration of any of the Company’s separate accounts, including the Separate Account, under the Investment Company Act of 1940, and/or cease to maintain their registration under the Securities Act of 1933 for sales of units of interest under this Contract; and

(h)	operate the Separate Account under the general supervision of a committee, any or all members of which may be interested persons (as defined in the Investment Company Act of 1940) of the Company or its affiliates, or discharge the committee for the Separate Account.

SECTION 4 – WITHDRAWALS AND TRANSFERS

4.1 Withdrawals

At any time before the Annuity Commencement Date:

(a)	the Participant may, subject to any restrictions on or requirements for withdrawals that are set forth in subsection 4.2, subsection 4.7, subsection 8.5 and Section 9 of this Contract, withdraw all or any part of their Account Value;

(b)	if required by federal tax law for a corrective distribution, the Company shall withdraw the appropriate amount and remit it to the Contract Holder or Participant, as applicable; and

(c)	after the Participant’s termination of employment, the Company shall, as permitted by law and regulation, withdraw all amounts from the Account Value for distribution in accordance with the provisions of the Plan.

Withdrawals from the Account Value pursuant to (b) and (c) above shall be made by the Company in accordance with a uniform policy established by the Company for the class of contracts to which this Contract belongs. In no event shall the amount withdrawn pursuant to this Section be greater than the amount that, as of the date of the withdrawal, then represents the Account Value. All amounts withdrawn by the Participant shall be paid to the Participant.

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4.2 Withdrawal Restrictions

(a)	For purposes of this subsection 4.2 of this Contract, the following definitions apply:

(i)	Salary Reduction Contributions means amounts remitted or transferred according to subsection 2.1 of this Contract, to the extent such amounts constituted contributions which when made were pursuant to a salary reduction agreement within the meaning of Section 403(b) of the Code with the Employer or any prior employer of the Participant.

(ii)	Salary Reduction Amounts means Salary Reduction Contributions and any earnings thereon whether such earnings were originally credited under this Contract or any other annuity contract or custodial account maintained under Section 403(b) of the Code.

(iii)	Disability means any physical or mental impairments which meet the requirements of Section 72 of the Code and regulations issued thereunder, and any Plan provisions or procedures adopted by the administrator of the Plan which are not inconsistent with such regulations, A Participant suffering a Disability shall be considered “Disabled”.

(iv)	Hardship has the meaning given the term for purposes of Section 403(b) of the Code. Determination of Hardship shall be made according to regulations issued under Section 401(k) of the Code until such time as regulations are issued under Section 403(b) of the Code and thereafter under such Section 403(b) regulations, and any Plan provisions or procedures adopted by the administrator of the Plan, if any, which are not inconsistent with such regulations.

(b)	Notwithstanding any other provision of this Contract, no withdrawals of Salary Reduction Amounts shall be permitted except as follows:

(i)	to the extent Salary Reduction Amounts consist of Salary Reduction Contributions made and any earnings credited before 1989, such Salary Reduction Amounts may be withdrawn in accordance with the terms of this Contract without regard to the restrictions in (b)(ii) or (b)(iii) below;

(ii)	after the Participant has attained age 59 1⁄2 or, if earlier, experienced a severance from employment with the Employer or became Disabled; or

(iii)	in the case of Hardship, except that a withdrawal under this clause (iii) shall be limited to the actual amount of Salary Reduction Contributions, and no earnings on such Contributions may be withdrawn.

(c)	The Company shall be entitled to rely upon and be fully protected in such reliance upon:

(i)	with respect to Salary Reduction Contributions and Salary Reduction Amounts, any information provided to it by the Employer, administrator of the Plan, if any, or another insurance company or custodian, and in the absence of any such information, information provided by the Participant; and

(ii)	with respect to a determination of whether a Hardship or a Disability exists, any determination made or information provided to it by the administrator of the Plan, if any.

In the absence of written information or determinations with respect to the above, the Company shall be entitled to presume conclusively and shall be fully protected in reliance upon such presumption, that:

(1)	with respect to (c)(i) above, a Participant’s entire Account Value consists of Salary Reduction Amounts and all remittances and transfers under subsection 2.1 of this Contract consist entirely of Salary Reduction Contributions made on the date received by the Company; and

(2)	with respect to (c)(ii) above, no Hardship or Disability exists.

4.3 Transfers

At any time before the Annuity Commencement Date, subject to subsection 4.7 and subsection 8.5 of this Contract, the Participant may transfer all or any part of their Account Value between and among the Interest Accumulation Account and any of the Investment Funds.

4.4 Amount of Withdrawal or Transfer

The amount to be withdrawn or transferred may be designated as: (a) a dollar amount; or (b) a percentage of the value of the Interest Accumulation Account or the selected Investment Fund attributable to the Participant under this Contract; or (c) in the case of any of the Investment Funds, a number of accumulation units. The amount to be withdrawn or transferred from the Interest Accumulation Account or any Investment Fund shall be the lesser of (a) the amount requested or required in accordance with the provisions of subsection 8.5 of this Contract, or (b) the amount in the Interest Accumulation Account or that Investment Fund attributable to the Participant under this Contract on the date of withdraw al or transfer.

4.5 Requests for Withdrawal or Transfer

A Notice requesting any transfer or partial withdrawal must contain sufficient information for the Company to process the request. All requests for a withdrawal or transfer shall be effective on the later of (a) the Valid Transaction Date for the request, or (b) the date specified in the request, provided the Company has not received Notice of the death of the Participant. If the date specified in the request is not a Valid Transaction Date, the date of the request shall be considered to be the next Valid Transaction Date following such date.

4.6 Postponement of Withdrawals or Transfers

The Company reserves the right to defer the payment of a total withdrawal from the Interest Accumulation Account in connection with the termination of this Contract for up to six months following the date of receipt of such request.

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The Company shall transfer or pay the amount of any withdrawal from any Investment Fund within seven days of the Valid Transaction Date of a transfer or withdrawal request, except that the Company may defer any such transfer or withdrawal if:

(a)	the New York Stock Exchange is closed for trading for other than usual weekends or holidays; or

(b)	trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission; or

(c)	an emergency exists as determined by the Securities and Exchange Commission, whereby (i) disposing of securities is not practicable, or (ii) it is not reasonably practicable to determine the share value of each of the Investment Funds; or

(d)	the Securities and Exchange Commission by order permits postponement for the protection of the interest of alt parties involved in the Separate Account.

4.7 Loans

Subject to subsection 8.5 of this Contract, if a loan is granted to a Participant a portion of the Account Value in the Interest Accumulation Account equal to the amount that the Company determines is required as a loan reserve amount shall be restricted from withdrawal, transfer or distribution under this Contract while there is an outstanding loan balance in effect with respect to the Participant. Such loan reserve amount shall, at any time, be of an amount equal to: (a) the principal amount of such loan; plus (b) the amount then required to cover contingency expenses over the life of such loan and to protect against any defaults; plus (c) if the Participant has elected to have federal income taxes withheld in the event that a default in the payment of the loan principal, or interest, or both, results in the Participant’s loan balance being treated as current income, the amount that the Company determines is necessary to be withheld for such federal income taxes. Except as provided in the next sentence, a Participant may borrow up to the maximum amount permitted by Section 72(p) of the Code, reduced by any loan reserve amount required by the Company. However, a Participant in a tax deferred annuity program that is subject to ERISA may not borrow more than 50% of their portion of the vested Account Value as of the day that the loan is made, reduced by any loan reserve amount required by the Company.

The rate of interest to be allocated to the loan reserve amount shall be the greater of (a) the Guaranteed Rate of Interest and (b) the lesser of (i) the Current Rate of Interest and (ii) a rate of interest equal to the loan interest rate then in effect less a percentage (not greater than 3%) which the Company shall determine. The loan interest rate applicable to a Participant shall be an adjustable rate declared by the Company. In no event shall such interest rate be greater than the higher of (a) the Current Rate of Interest in effect under this Contract at the time the rate is determined plus one percentage point or (b) the Monthly Average Corporates yield shown in Moody’s Corporate Bond Yield Averages for the calendar month ending two months before the date on which the rate is determined, published by Moody’s Investors Services, Inc., or any successor, or, if no longer published, a rate which is set by law or by regulation of the insurance supervisory official of the State in which this Contract is delivered.

The loan interest rate in effect with respect to a Participant shall be evaluated at least once every twelve months, but not more frequently than once in any three months’ period. If at the time of such evaluation, the rate of interest then applicable to new loans is at least .5% greater or lesser than the loan interest rate applicable to the Participant, the loan interest rate on the Participant’s outstanding loan balance shall then be adjusted to reflect such increase or decrease. A Participant shall receive a statement of the initial loan interest rate and shall receive at least 30 days’ advance written notification of any change in the loan interest rate, provided however that any Participant taking a loan within 30 days of any change in the loan interest rate will be informed of such change on or before the time the loan is made.

Any loan under this Contract shall be repaid within five years, except that in the case of a loan used to acquire a dwelling unit that is to be used as the principal residence of the Participant, the loan may be repaid over a period not to exceed ten years. The loan agreement shall provide for repayments to be made at least quarterly and shall contain a repayment schedule that provides for the substantial level amortization of the loan over the applicable period, except as may be permitted by Section 72(p) of the Code.

If (a) the Participant defaults in the payment of the loan principal, or interest, or both or (b) the due date of the loan has been accelerated pursuant to the terms of the Plan and the Company has not otherwise been repaid, an amount equal to the sum of; (i) the loan principal; (ii) interest; and (iii) federal income tax withheld shall be withdrawn from the Account Value in the Interest Accumulation Account, and, upon such withdrawal, the loan reserve amount shall cease to exist, The amounts described in the preceding sentence that are so withdrawn shall be paid to the Company, and, upon such payment, the Company shall transmit the amount described in clause (iii) of the preceding sentence to the Federal Government.

If (a) this Contract is discontinued, and (b) the Contract Holder elects to have the funds under this Contract paid to a custodian or another insurance company, and (c) there are amounts being held as loan reserves under this Contract on the date of such election, then such loan reserve amounts shall be disposed of in accordance with the following clause (i) or the following clause (ii), whichever the Contract Holder elects:

(i)	An amount equal to the principal loan balance outstanding with respect to each Participant plus interest thereon shall be withdrawn from the Account Value and paid to the Company. The balance of the Account Value and loan documentation shall then be transferred to another insurance company or to a custodian.

(ii)	An amount equal to the Account Value less the loan reserve amount being held by the Company for a Participant’s loan shall be transferred to another insurance company or to a custodian. The loan reserve amount under this Contract for a Participant shall continue to be held by the Company until the Participant’s loan under the Plan has been repaid. Upon the entire loan being repaid the Account Value shall be transferred to another insurance company or to a custodian.

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SECTION 5 – BENEFITS

5.1 Annuity Benefit

Prior to the Annuity Commencement Date a Participant may elect, subject to subsection 8.5 and Section 9 of this Contract, that the Account Value be paid as a single sum or that it be paid under one of the following annuity options.

On the Annuity Commencement Date, or if not a Business Day, the last Business Day immediately preceding such date, the Account Value shall be withdrawn by the Company and, subject to subsection 8.5 of this Contract, either (a) be paid as a single sum or (b) be applied under one of the annuity options described below.

5.2 Amount of Annuity Benefit

The amount of the annuity benefit shall be based on: (a) the Account Value on the Annuity Commencement Date; (b) the form of annuity under which payment is to be made; (c) the age of the Participant and, if applicable, the joint annuitant; and (d) the purchase rates used to purchase the annuity option elected.

5.3 Annuity Options

The following rules are applicable to the annuity options set forth below:

(a)	Any election or change of an annuity option shall take effect as of the date the Notice was signed whether or not the Participant or Beneficiary is living at the time of its receipt.

(b)	The joint annuitant under annuity options (C) and (D) must be a natural person.

(c)	If the Company is issuing a single premium immediate annuity on the Annuity Commencement Date, the Company shall:

(i)	determine if the current purchase rates are more favorable than the rates shown in Table B of Section 10 of this Contract; and

(ii)	use the more favorable rates in purchasing an annuity option under this Contract.

(d)	Subject to the requirements of this Section and subsection 8.5 of this Contract and if acceptable to the Company, the Participant may elect a different period certain and/or different percentages under annuity options (B), (C) and (D).

(e)	Once payments have commenced under one of the annuity options shown below, no changes, other than for changes by the Participant as to the Beneficiary, are permitted.

(f)	If at any age the same monthly annuity payment is paid for different periods certain under either annuity option (B) or annuity option (D), the Company shall deem an election to have been made for the longest period certain which could have been elected for such age, amount and type of annuity.

The following annuity options are available under this Contract:

(A)	NON-REFUND LIFE ANNUITY. The Company shall make monthly payments during the Participant’s lifetime. Upon the Participant’s death no additional benefits shall be paid. Table C of Section 10 of this Contract shows the monthly annuity based on each $1,000 applied under a Non-Refund Life Annuity.

(B)	10-YEAR PERIOD CERTAIN AND CONTINUOUS ANNUITY. The Company shall make monthly payments during the Participant’s lifetime. Upon the Participant’s death before the end of the ten-year period, or such other period agreed to by the Company, annuity payments shall continue to be paid to the Beneficiary until the end of such agreed upon period. Table C of Section 10 of this Contract shows the monthly annuity based on each $1,000 applied under a 10-Year Period Certain and Continuous Annuity.

(C)	JOINT AND SURVIVOR LIFE ANNUITY. The Company shall make monthly payments during the Participant’s lifetime. Upon the Participant’s death, monthly annuity payments equal to 66-2/3%, or such other percentage agreed to by the Company, of the Participant’s monthly annuity benefit shall be payable to the joint annuitant during the lifetime of the joint annuitant, if living. Upon the death of the Participant and the joint annuitant no additional benefits shall be paid.

(D)	JOINT AND SURVIVOR LIFE ANNUITY WITH 10-YEAR PERIOD CERTAIN. The Company shall make monthly payments during the Participant’s lifetime. Upon the Participant’s death, monthly annuity payments equal to 66-2/3%, or such other percentage agreed to by the Company, of the Participant’s monthly annuity benefit shall be payable to the joint annuitant during the lifetime of the joint annuitant, if living. If both the Participant and joint annuitant die before annuity benefits have been paid for ten years, or such other period agreed to by the Company, annuity payments shall continue to be paid each month to the Beneficiary until the end of such agreed upon period. The amount of the monthly annuity benefit payable to such Beneficiary shall be the amount of the monthly annuity benefit being paid under this Contract immediately before the date payments to such Beneficiary begin. In the event of the simultaneous death of the Participant and joint annuitant, or if it cannot be determined who was the first to die, it shall be assumed that the joint annuitant died before the Participant.

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(E)	FULL CASH REFUND ANNUITY. The Company shall make monthly payments during the Participant’s lifetime. Upon the Participant’s death, a single sum payment equal to (a) the Account Value on the Annuity Commencement Date, less (b) the total of all monthly payments made to the Participant since the Annuity Commencement Date shall be paid to the Beneficiary.

When a Beneficiary is receiving payments upon the death of a Participant or a joint annuitant under either (B) or (D) above, and the Beneficiary subsequently dies, the Commuted Value of any remaining payments shall be paid in one single sum to an individual or entity that was designated to receive such remaining payments by the Beneficiary. If no such individual or entity was designated, or if the designated individual does not survive the Beneficiary, such single sum amount shall be paid to the Beneficiary’s estate.

5.4 Specified Payments Option

Subject to subsection 8.5 of this Contract, the Participant may elect that monthly payments in a specified amount be paid to the Participant at any time before the Annuity Commencement Date. This monthly payment must be at least [$100]. A Notice of such election must specify the amount to be withdrawn each month and the account it is to be withdrawn from. If amounts are to be withdrawn from more than one account to make up the specified amount, the amount or percentage to be withdrawn from each account must be specified in such election.

Payment of the specified amount shall begin on the later of; (a) the date designated in the election form; or (b) the date the Company receives all necessary information and Notices to begin such payments. If such date is not a Business Day, payments of the specified amount shall begin on the next Business Day following such date. The amount of the specified payment shall be deducted from the accounts designated in the election Notice. Payments shall cease at the earliest of:

(a)	the date the Company receives Notice of the Participant’s death;

(b)	the date the Company receives Notice from the Participant to cancel this option;

(c)	the first date on which the value of a designated account is not sufficient to provide the portion of the specified amount to be withdrawn from such account; or

(d)	the Annuity Commencement Date.

At any time before payments cease, the Participant has the right to: (a) request a change in the amount of the monthly payment; or (b) request a change in the accounts from which the amount of the monthly payment are to be withdrawn; or (c) cancel this option.

5.5 Death Benefit

Before an annuity benefit has been paid to the Participant under this Contract and upon the Company’s receipt of Notice and satisfactory proof of death of the Participant, a death benefit shall be paid to the Beneficiary under this Contract. The death benefit is equal to the amount that then represents the Account Value on the Valid Transaction Date for paying the death benefit.

The death benefit shall be paid in one single sum. The Beneficiary, prior to the time of payment of benefits and subject to subsection

8.5 and Section 9 of this Contract, shall have the right to elect a death benefit settlement option for all or part of any benefits that become payable to such Beneficiary.

5.6 Death Benefit Settlement Options

The following rules are applicable to the death benefit settlement options set forth below:

(a)	Any election or change of a death benefit settlement option shall take effect as of the date the Notice of such election or change was signed whether or not the Participant or Beneficiary is living at the time of its receipt.

(b)	The Beneficiary and joint annuitant under death benefit settlement options (A), (B), (C), (D) and (E) must be a natural person.

(c)	If the Company is issuing a single premium immediate annuity on the date payments begin, the Company shall:

(i)	determine if the current purchase rates are more favorable than the rates shown in Table B of Section 10 of this Contract; and

(ii)	use the more favorable rates in purchasing the death benefit settlement option under this Contract.

(d)	Subject to the requirements of this section and if acceptable to the Company, the entity electing a specific settlement option under this Contract may elect a different period certain and/or a different percentage under one of the following death benefit settlement options.

(e)	Once payments have commenced under any settlement option, no changes other than for changes made by the Beneficiary as to the individual or entity designated to receive payments in the event of the Beneficiary’s death are permitted.

(f)	If at any age the same monthly annuity payment is paid for different periods certain under either death benefit settlement options (B) or (D), the Company shall deem an election to have been made for the longest period certain which could have been elected for such age, amount and type of annuity.

The following death benefit settlement options are available under this Contract:

(A)	NON-REFUND LIFE ANNUITY. The Company shall make monthly payments during the Beneficiary’s lifetime. Upon the Beneficiary’s death no additional benefits shall be paid. Table C of Section 10 of this Contract shows the monthly annuity based on each $1,000 applied under a Non-Refund Life Annuity.

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(B)	10-YEAR PERIOD CERTAIN AND CONTINUOUS ANNUITY. The Company shall make monthly payments during the Beneficiary’s lifetime. Upon the Beneficiary’s death before the end of the ten-year period, or such other period agreed to by the Company, annuity payments shall continue to be paid to the individual or entity designated to receive such payments under this option until the end of such agreed upon period. If such designated individual or entity does not survive the Beneficiary, the Commuted Value of any remaining payments under this option shall be paid in one single sum to the Beneficiary’s estate. Table C of Section 10 of this Contract shows the monthly annuity based on each $1,000 applied under a 10-Year Period Certain and Continuous Annuity.

(C)	JOINT AND SURVIVOR LIFE ANNUITY. The Company shall make monthly payments during the Beneficiary’s lifetime. Upon the Beneficiary’s death, monthly annuity payments equal to 66-2/3%, or such other percentage agreed to by the Company, of the Beneficiary’s monthly annuity benefit shall be payable to the joint annuitant during the lifetime of the joint annuitant, if living. Upon the death of the Beneficiary and the joint annuitant no additional benefits shall be paid.

(D)	JOINT AND SURVIVOR LIFE ANNUITY WITH 10-YEAR PERIOD CERTAIN. The Company shall make monthly payments during the Beneficiary’s lifetime. Upon the Beneficiary’s death, monthly annuity payments equal to 66-2/3%, or such other percentage agreed to by the Company, of the Beneficiary’s monthly annuity benefit shall be payable to the joint annuitant during the lifetime of the joint annuitant, if living. If both the Beneficiary and joint annuitant die before annuity benefits have been paid for ten years, or such other period agreed to by the Company, annuity payments shall continue to be paid each month to the individual or entity designated to receive such payments under this option until the end of such agreed upon period. The amount of the monthly annuity benefit payable to such individual or entity shall be the amount of the monthly annuity benefit being paid under this Contract immediately before the date payments to such individual or entity begin. In the event of the simultaneous death of the Beneficiary and joint annuitant, or if it cannot be determined who was the first to die, it shall be assumed that the joint annuitant died before the Beneficiary. If such individual or entity does not survive the Beneficiary and the joint annuitant, the Commuted Value of any remaining payments under this option shall be paid in one single sum to the estate of the last surviving annuitant under this option.

(E)	FULL CASH REFUND ANNUITY. The Company shall make monthly payments during the Beneficiary’s lifetime. Upon the Beneficiary’s death, a single sum payment equal to (a) the death benefit under this Contract, less (b) the total of all monthly payments made to the Beneficiary since the Valid Transaction Date for paying the death benefit shall be paid to the individual or entity designated to receive such payment under this option. If such individual or entity does not survive the Beneficiary, the single sum payment shall be paid to the Beneficiary’s estate.

(F)	PERIOD CERTAIN WITHOUT LIFE CONTINGENCY. The Company shall make monthly payments guaranteed for a period certain to the Beneficiary. The entity electing this option shall elect the period certain, subject to the approval of the Company. Upon the Beneficiary’s death before the end of such period certain, monthly payments shall continue to be paid to the individual or entity designated to receive such payments under this option until the end of such period certain. If such designated individual or entity does not survive the Beneficiary, the Commuted Value of any remaining payments under this option shall be paid in one single sum to the Beneficiary’s estate.

The amount of each payment shall be determined by the Company, but in no event shall be less than that shown in Table A of Section 10 of this Contract for the period certain selected.

When an individual is receiving payments upon the death of a Beneficiary or joint annuitant under either death benefit settlement options (B), (D) or (F) above, and the individual subsequently dies, the Commuted Value of any remaining payments shall be paid in one single sum to a person or entity that was designated to receive such remaining payments by the individual. If no such person or entity was designated, or if the designated person does not survive the individual, such single sum amount shall be paid to the individual’s estate.

SECTION 6 – BENEFICIARY

A Participant may by Notice, subject to subsection 8.5 of this Contract, designate a Beneficiary and the Participant may change such designation at any time. The designation of a Beneficiary shall be in accordance with the provisions of the Plan, if any. Notice of a designation or change of Beneficiary shall upon receipt by the Company take effect as of the date the Notice was signed, whether or not the Participant or Beneficiary is living at the time of its receipt. Unless specifically designated as a secondary Beneficiary, all Beneficiaries shall be deemed to be primary Beneficiaries.

A Participant may not designate the Employer as a Beneficiary. Any such designation shall be invalid and benefits shall be paid as if no such designation had been made.

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Upon the Company’s receipt of Notice and satisfactory proof of the Participant’s death or when payments are being made under annuity option (D), the death of the Participant and the joint annuitant, benefits shall be paid to the primary Beneficiary. If no primary Beneficiary is living at the time benefits become payable, the Company shall pay the benefits to the secondary Beneficiary. If benefits are to be paid to more than one Beneficiary they shall be paid in equal shares, unless other proportions are set forth in writing to the Company at the time the most current Beneficiary election was made.

If no Beneficiary has been designated or no designated Beneficiary is living at the time any benefits become payable under this Contract, the Company shall pay benefits to the first surviving class of the following:

(a)	to the Participant’s surviving spouse; or

(b)	to the Participant’s surviving children in equal shares; or

(c)	to the Participant’s surviving parents in equal shares; or

(d)	to the Participant’s surviving brothers and sisters in equal shares; or

(e)	to the executor or administrator of the Participant’s estate.

If this Contract is subject to a Plan, then notwithstanding any provision of this Contract to the contrary, and subject to any qualified domestic relations order as defined in Section 414(p) of the Code in effect with respect to the Participant, for plans that contain spousal consent requirements the legal spouse of the Participant at the time of the Participant’s death shall be deemed the sole primary Beneficiary unless such legal spouse has executed a spousal waiver in a form and manner in accordance with the provisions of the Plan. Any such spousal waiver must be provided to the Company prior to the Annuity Commencement Date or the date of death of the Participant, whichever is earlier.

SECTION 7 – DISCONTINUANCE

7.1 By the Contract Holder

The Contract Holder may discontinue this Contract by Notice. The date of discontinuance shall be the first day of a calendar month that is at least 30 days after the date such Notice is received by the Company.

7.2 By the Company

(a)	The Company may discontinue this Contract if: (i) the Contract Holder fails to remit payment of the Contract Holder’s Administrative Charges within 31 days after payment is due; (ii) the Contract Holder fails to meet the requirements of this Contract or to abide by the terms of this Contract; (iii) the class of group annuity contracts to which this Contract belongs is discontinued; or (iv) the Contract Holder and/or the Employer elects at any time not to utilize appropriate electronic media to transmit and receive information and data with respect to this Contract. Discontinuance pursuant to this provision shall be effective as of a date specified by the Company, provided the Company shall have given the Contract Holder at least 31 days’ advance written notification in which to cure any remediable defaults.

(b)	The Company may discontinue this Contract, without notification to the Contract Holder, if mail addressed to the Contract Holder at the last address on record with the Company has been returned by the United States mail as undeliverable and the Contract Holder has not provided the Company with a new address within 60 days of the date such mail is returned.

7.3 Effects of Discontinuance

Discontinuance of this Contract shall not relieve the Contract Holder of obligations incurred by it before this Contract was discontinued. Accordingly, after this Contract is discontinued, all provisions of this Contract shall continue to apply, subject to the following:

(a)	No further amounts shall be contributed under this Contract on behalf of Participants, except for the contribution of any required amounts due prior to the date this Contract was discontinued, or for any repayments of Participant loans.

(b)	The Contract Holder may elect, by Notice, that the Account Values for all Participants be paid to the insurance company or custodian designated in such Notice. If such election is made and if the Notice is accompanied by an individual transfer request from each Participant and a certified copy of a board resolution authorizing the transfer to the designated payee, the Company shall withdraw the Account Values for each such Participant and upon such withdrawal, subject to subsection 4.6 of this Contract, pay the amounts so withdrawn to the designated payee in a single sum. Such withdrawal shall be made within 30 days of the date of the Valid Transaction Date unless the Contract Holder requests a later date,

(c)	Notwithstanding any other provision of this Contract, if this Contract is discontinued all administrative services to the Contract Holder shall terminate without notification to the Contract Holder.

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SECTION 8 – GENERAL PROVISIONS

8.1 Adjustments to Current Rate of Interest and Expense Charges

Adjustments to (a) the Current Rate of Interest and (b) the Administrative Charges may be made, within the limits described in those definitions.

8.2 Certificates

Each Participant shall be provided with an individual certificate setting forth a summary of the provisions under this Contract as they relate to the Participant.

The Company shall issue to each person for whom an annuity is provided under this Contract a certificate setting forth the amount and terms of payment of the annuity.

8.3 Non-Alienation of Benefits

Except as may otherwise be provided in accordance with any qualified domestic relations order as defined in Section 414(p) of the Code, in effect with respect to a person or as permitted in accordance with Section 401(a)(13) of the Code, no amount payable under this Contract with respect to a person may be voluntarily or involuntarily assigned (either at law or in equity), alienated, or be subject to attachment, garnishment, levy (other than a federal tax levy made pursuant to Section 6331 of the Code), execution or other legal or equitable process, and, to the extent permitted by law, no such amount shall in any way be subject to any legal process to subject the same to the payment of any claim against the payee.

8.4 Contract

This Contract constitutes the entire Contract between the Company and the Contract Holder and is issued in consideration of the application and the payment of the contributions due hereunder.

All statements in the application for this Contract are representations and not warranties.

This Contract may not be modified as to the Company nor may the Company’s rights or requirements be waived, except in writing and by a duly authorized officer of the Company. No change shall affect any benefits which became payable prior to the effective date of such change.

No benefits provided under this Contract shall be less than those required by the state where this Contract is delivered.

8.5 Plan Restrictions

Notwithstanding any other provision of this Contract, if this Section 403(b) tax deferred annuity is subject to a Plan, then all elections in this Contract, including but not limited to withdrawals, benefits, loans, beneficiary designations, distributions and direct rollovers are subject to the provisions of the Plan and any applicable spousal consent requirements.

8.6 Participating Contract

This is a participating contract. Each year the Company shall determine the amount of divisible surplus, if any, to be apportioned to this Contract. The amount of any such divisible surplus shall be credited to this Contract as dividends, provided this Contract is in force on the date such dividends are to be paid.

8.7 Dividends

Dividends shall be equitably apportioned by the Company among the Participants covered under this Contract who have not attained their Annuity Commencement Date. Dividends shall be applied to increase the Account Value and shall be allocated to the accounts in the same manner as most recently elected by the Participant for contributions.

Any dividend apportioned but not yet paid upon the death of the Participant shall be paid in the same manner as other benefits payable under this Contract.

No dividends are anticipated under this Contract.

8.8 Evidence of Survival

(a)	When a benefit payment is contingent upon the survival of any person, evidence of such person’s survival must be furnished to the Company at its Home Office, upon request by the Company and in a manner satisfactory to the Company. If the Company does not receive such satisfactory evidence within 30 days of the date of the Company’s request, the Company reserves the right to suspend benefit payments until such time as satisfactory evidence is received.

(b)	In addition to any other remedies provided by law, any payments made by the Company that are determined by the Company to be in excess of those provided by the provisions of this Contract shall be deducted to the extent possible from the payments thereafter falling due under this Contract. The amount of any overpayments shall be calculated with interest at the rate of 5% per year.

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8.9 Incontestability

After the Date of Issue, the Company shall not contest this Contract.

8.10 Information, Reports and Determinations

The Employer shall furnish the Company with such facts and information as the Company may require for the operation of this Contract, including, upon request, the original or a photocopy of any pertinent records kept by the Employer. By use of electronic media, such as a computer terminal, personal computer or other electronic device located at the Employer’s place of business, the Employer shall: (a) communicate such facts and information to the Company, directly to the Company’s computer records; (b) have access to the electronic data stored in the Company’s computer records with respect to this Contract; and (c) be able to perform certain functions by adding to, amending or changing such electronic data to accurately reflect information in the Employer’s control with respect to this Contract; all subject to the Company’s established rules and requirements with respect to accessing the Company’s computer records.

Any determination that the Employer is to make under this Contract, shall be made pursuant to the terms of this Contract and shall be reported by the Employer to the Company. Such determination shall be conclusive for the purpose of this Contract. The Company shall be fully protected in relying on the reports and other information furnished by the Employer and need not inquire as to the accuracy or completeness of such reports and information.

8.11 Affiliates

(a)	For purposes of this Contract and subject to clause (c) below, any employee of an Affiliate shall be considered an employee of the Employer.

(b)	With respect to Affiliates that do not use, or cease using, the electronic media described above, the Company reserves the right:

(i)	to discontinue this Contract with respect to such Affiliates; or

(ii)	to the extent that the Company offers contracts substantially similar to this Contract except that interest rates and/or administrative or other expense rates are determined based on non-use of electronic media as described above, the interest rates and/or administrative or other expense rates determined under this Contract with respect to such Affiliates shall be the same as under such substantially similar contracts.

(c)	The Employer may at any time add or delete an Affiliate, specifying in a Notice to the Company the effective date of such addition or deletion. No contributions may be made under this Contract for the employee of an Affiliate without prior notice to and the written consent of the Company.

(d)	This Contract shall be discontinued as to employees of entities that have been deleted as Affiliates. Such discontinuance shall be deemed discontinuance by election of the Contract Holder and shall be effective as of the effective date of the deletion of an entity as an Affiliate. The provisions of subsection 7.3 of this Contract shall apply to such employees.

8.12 Non-Assignment of Contract

No assignment of this Contract, and no transfer of any rights conferred hereunder, shall be permitted.

8.13 Misstatements of Age

If the age of any person upon whose life an annuity is based has been misstated, the benefit shall not be invalidated, but the amount of the benefit shall be adjusted to the proper amount as determined on the basis of the correct age.

The amount of any underpayments by the Company due to any such misstatement shall be paid in full with the next payment due with respect to the payee under this Contract. The amount of any overpayments by the Company due to any such misstatement shall be deducted to the extent possible from the payments thereafter falling due with respect to the payee under this Contract. The amount of any underpayments or overpayments in this regard shall be calculated with interest at the rate of [5%] per year.

8.14 Non-Waiver

The Company’s rights under this Contract shall not be waived, reduced or denied due to its failure to perform or insist upon the strict performance of any provision or condition of this Contract. Any waiver of a provision or condition by the Company in a particular instance or situation, whether or not at the request of the Contract Holder or Participant, shall not operate as a blanket waiver for future instances or situations even if the same.

8.15 Notices

All Notices must be in writing and delivered to the Home Office by United States mail, unless the Company specifies another manner or place for delivery of a Notice. Such Notices must be in a form satisfactory to the Company. The Contract Holder, the Participant, or any entity providing a Notice under this Contract, must furnish the Company with any facts and information that may be required by the Company to act on such Notice. The Company shall not be required to act upon any Notice that does not meet these requirements. Receipt of such Notice shall be deemed to take place on the Business Day such Notice is received by the Company at its Home Office. The Company shall be fully protected in relying upon the information furnished in a Notice, even if the Company does not inquire as to the accuracy or completeness of such information.

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The Company shall not be liable for any payment made or action taken prior to receipt of any Notice at the Home Office.

8.16 Remittances

The Contract Holder shall remit under this Contract, within 30 days of the date of billing, amounts due for payment of the Contract Holder’s Administrative Charges.

8.17 Payment of Benefits

The Company shall make payments under this Contract by check made payable to the payee and mailed directly to the payee at the last known address shown for such payee in the Company’s records. At the request of the payee, and with the agreement of the Company, payment may be made by electronic fund transfer.

8.18 Reports

Prior to the Annuity Commencement Date, the Company shall provide each Participant with a statement at least once every twelve months. Such statement shall show the contributions and withdrawals made on behalf of the Participant under this Contract from the last statement date to the date of the current statement, the Account Value and the values of the Interest Accumulation Account and the Investment Funds attributable to the Participant and maintained under this Contract as of the statement date.

8.19 Right to Amend Contract

The Company may change this Contract, including but not limited to changing the table of rates contained in Section 10 of this Contract, at any time by amendment or by replacement with another group annuity contract upon at least 60 days’ advance written notification to the Contract Holder without the consent of the Contract Holder, of any Participant, or of any other person who is or may become entitled to benefits under this Contract, provided that such change shall not affect the amount or terms of benefits that became payable hereunder before such change.

The Company may elect to make any changes to the list of Investment Funds of the Separate Account contained in Section 11 of this Contract either by written notification to the Contract Holder or by amendment to this Contract.

No change pursuant to this provision shall apply to annuity benefits that became payable under this Contract before such change.

Notwithstanding the above, the Company shall not change the table of rates contained in Section 10 of this Contract more than once in any five-year period.

8.20 Severability of Provisions

If any provision under this Contract is determined to be invalid, the remainder of the provisions shall remain in full force and effect.

8.21 Termination of Contract

At any time all Account Values maintained under this Contract are zero, this Contract shall terminate. Upon termination of this Contract, the Company shall be relieved of all further liability except with respect to any benefits that had commenced under this Contract on or before the date of termination.

SECTION 9 – DISTRIBUTIONS AND DIRECT ROLLOVERS

9.1 Definitions

The following terms used in this Section shall have the meaning defined:

(a)	“Designated Beneficiary” means the Beneficiary who is also a Designated Beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401 (a)(9)-1, Q&A-4, of the Treasury Regulations.

(b)	“Distribution Calendar Year” means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under subsection 9.3. The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(c)	“Direct Rollover” means the payment by the Company of all or a part of an Eligible Rollover Distribution to an Eligible Retirement Plan selected by the Distributee.

(d)	“Distributee” means a Participant who is:

(i)	an employee or former employee of the Employer;

(ii)	a surviving spouse of an employee or former employee of the Employer; or

TDA-2006	[xxxx]	Page 18

(iii)	an alternate payee under a qualified domestic relations order who is the spouse or former spouse of an employee or former employee of the Employer.

(e)	“Eligible Retirement Plan” means a retirement plan that is permitted to accept a Direct Rollover on behalf of a Distributee. For any portion of an Eligible Rollover Distribution that is not includable in the Distributee’s gross income, an ‘‘Eligible Retirement Plan” means either a defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for that portion, or an individual retirement arrangement described in Section 408 of the Code. For any other Eligible Rollover Distribution, an “Eligible Retirement Plan” means any of the following plans:

(i)	an individual retirement arrangement described in Section 408 of the Code;

(ii)	a defined contribution plan that meets the requirements of Section 401(a) of the Code or 403(a) of the Code;

(iii)	an arrangement described in Section 403(b) of the Code; or

(iv)	a governmental eligible plan described in Section 457(b) of the Code that agrees to separately account for amounts transferred to that plan from the Plan.

Notwithstanding the above, for any portion of an Eligible Rollover Distribution that is attributable to designated Roth contributions described in Section 402A of the Code, an “Eligible Retirement Plan” means either a Roth IRA described in Section 408A of the Code, or a plan or arrangement described in Sections 401(a) or 403(b) of the Code that provides for separate accounting of rollovers attributable to designated Roth contributions.

(f)	“Eligible Rollover Distribution” means any distribution of all or a part of a Distributee’s benefit under this Contract except any of the following distributions:

(i)	any distribution that is one of a series of substantially equal periodic payments payable no less frequently than annually over the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and their beneficiary;

(ii)	any distribution that is one of a series of substantially equal periodic payments payable no less frequently than annually over a specified period of 10 years or longer;

(iii)	any distribution that is required under Section 401(a)(9) of the Code;

(iv)	any distribution that is a corrective distribution made according to IRS regulations to cure any excess contribution;

(v)	any distribution on account of Hardship as defined in subsection 4.2; or

(vi)	any other distribution designated by the Commissioner of Internal Revenue in regulations, revenue rulings, notices and other guidance of general applicability.

(g)	“Life Expectancy” means life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

(h)	“Participant’s Account Balance” means the Account Value as of the last Valuation Day in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account Value as of dates in the valuation calendar year after the Valuation Day and decreased by distributions made in the valuation calendar year after the Valuation Day. The Account Value for the valuation calendar year includes any amounts rolled over or transferred to this Contract either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(i)	“Post-’86 Amount” means the portion of the Account Value in excess of the Pre-’87 Grandfathered Amount.

(j)	“Pre-‘87 Grandfathered Amount” means the difference between (i) and (ii) below;

(i)	The sum of (1) and (2) below:

(1)	The Account Value on December 31, 1986; and

(2)	Any additional amounts transferred to this Contract from another Section 403(b) arrangement that represents the Participant’s account balance under that arrangement on December 31, 1986.

(ii)	Any amount distributed to the Participant in excess of the amount required under Section 401(a)(9) of the Code.

(k)	“Required Beginning Date” means the date determined under (i) or (ii) below, whichever is applicable:

(i)	For the Pre-’87 Grandfathered Amount the later of (1) or (2) below:

(1)	The last day of the calendar year in which the Participant attains age 75; or

(2)	The Required Beginning Date applicable to his Post-’86 Amount determined under (ii) below.

(ii)	For the Post-’86 Amount the later of (1) or (2) below:

(1)	April 1 of the calendar year immediately following the calendar year in which the Participant attains age 70-1/2; or

(2)	April 1 of the calendar year immediately following the calendar year in which the Participant retires.

9.2 Minimum Distribution Rules

Notwithstanding any provision of this Contract to the contrary, the Account Value shall be distributed to the Participant or to the Beneficiary, as the case may be, under a method of payment elected by the Participant or the Beneficiary and as permitted by this Contract and the Plan, if any, provided however, that all payments, withdrawals and distributions under this Contract shall be made in accordance with the following rules:

(a)	All payments, withdrawals and distributions shall comply with the Treasury Regulations under Section 401(a)(9) of the Code.

(b)	The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Required Beginning Date.

(c)

Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with

TDA-2006	[xxxx]	Page 19

subsection 9.4. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury Regulations.

(d)	A Participant or Beneficiary shall not be required to receive a distribution from this Contract otherwise required by this Section to the extent that the required amount is withdrawn from another arrangement described in Section 403(b) of the Code in accordance with Section 1.403(b)-3, Q&A-4 of the Treasury Regulations.

(e)	The Company assumes no responsibility for determining whether any method of payment selected under this Contract complies with the applicable Treasury Regulations or other requirements.

9.3 Timing of Minimum Distributions to Beneficiary

If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(a)	If the Participant’s surviving spouse is the sole Beneficiary, then, except as provided in paragraph (c) below, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1⁄2, if later.

(b)	If the Participant’s surviving spouse is not the sole Beneficiary, then, except as provided in paragraph (c) below, distributions to the Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(c)	If the Beneficiary is a Designated Beneficiary and so elects, distributions to the Beneficiary are not required to begin by the date specified in paragraph (a) or (b) above, but the Participant’s entire interest will be distributed to the Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. The election must be made no later than the earlier of the end of the calendar year in which distribution would be required to begin under paragraph (a) or (b) above, or by the end of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, the surviving spouse’s) death. If the Beneficiary does not make an election under this paragraph (c), the Participant’s entire interest will be distributed no later than December 31 of the calendar year containing the fifth anniversary of the Participant’s death, or if later, begin to be distributed by the date specified in paragraph (a) or (b) above, as applicable.

(d)	If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, then the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(e)	If the Participant’s surviving spouse is the sole Beneficiary, and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this subsection, other than for paragraph (a), will apply as if the surviving spouse were the Participant.

(f)	For purposes of this subsection and subsection 9.4, unless paragraph (e) above applies, distributions are considered to begin on the Required Beginning Date. If paragraph (e) above applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under paragraph (a) above. If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under paragraph (a) above), the date distributions are considered to begin is the date distributions actually commence.

9.4 Amount of Required Minimum Distribution

(a)	During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(i)	The quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(ii)	If the sole Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

The minimum distribution, determined under this paragraph (a), shall begin with the first Distribution Calendar Year and continue up to and including the Distribution Calendar Year that includes the Participant’s date of death.

(b)	If the Participant dies on or after the date distributions begin and there is a Beneficiary who is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Beneficiary, determined as follows:

(i)	The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)	If the Participant’s surviving spouse is the sole Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

TDA-2006	[xxxx]	Page 20

(iii)	If the Participant’s surviving spouse is not the sole Beneficiary, the Beneficiary’s remaining Life Expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(c)	If the Participant dies on or after the date distributions begin, and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(d)	If the Participant dies before the date distributions begin, then:

(i)	Unless the Participant’s interest is distributed in accordance with the five-year rule described in subsection 9.3(c), the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Designated Beneficiary’ determined as provided in paragraph (b) above.

(ii)	If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iii)	If the Participant’s surviving spouse is the sole Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under subsection 9.3(a), this paragraph (d) will apply as if the surviving spouse were the Participant.

9.5 Direct Rollover

Except as provided below, any Distributee who is entitled to an Eligible Rollover Distribution from this Contract may elect to forego receipt of any portion of that distribution and direct the administrator of the Plan, if any, or the Company, if there is no Plan, to pay such amount on their behalf to an Eligible Retirement Plan as a Direct Rollover. However:

(a)	An election to have all or a part of an Eligible Rollover Distribution paid as a Direct Rollover must be made in writing on a form provided by the Company.

(b)	No portion of a Distributee’s Eligible Rollover Distribution may be paid as a Direct Rollover unless that distribution, plus all other Eligible Rollover Distributions payable to that Distributee during the same calendar year, may be reasonably expected to have a total value of at least $200.

(c)	No amount less than $500 may be paid as a Direct Rollover unless it represents the total value of an Eligible Rollover Distribution.

(d)	All Direct Rollovers attributable to the same Eligible Rollover Distribution must be paid to the same Eligible Retirement Plan.

Any Distributee who is entitled to an Eligible Rollover Distribution shall be notified of their right to have it paid to an Eligible Retirement Plan on their behalf as a Direct Rollover. This notice shall be provided in writing by the Company. If an Eligible Rollover Distribution is payable in the form of a non-periodic payment, this notice shall be provided at least 30 days, but not more than 90 days, before that payment is made. If a series of payments of Eligible Rollover Distributions is payable, this notice shall be provided at least 30 days, but not more than 90 days, before the first payment is made and at least once every calendar year thereafter, until payments cease. However, an Eligible Rollover Distribution may be paid less than 30 days after the Distributee has been notified of their Direct Rollover rights if the Distributee so elects.

SECTION 10 – TABLE OF RATES

TABLE A - GUARANTEED MONTHLY PAYMENTS FOR PERIOD

CERTAIN FOR EACH $1,000 OF ACCOUNT VALUE

Payment Period (Years)	Amount of Each Monthly Payment	Payment Period (Years)	Amount of Each Monthly Payment	Payment Period (Years)	Amount of Each Monthly Payment
5	$17.49	11	$8.42	17	$5.77
6	14.72	12	7.80	18	5.50
7	12.74	13	7.26	19	5.26
8	11.25	14	6.81	20	5.04
9	10.10	15	6.42
10	9.18	16	6.07

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TABLE B - PURCHASE RATES

Amount necessary to purchase $1 of monthly income

Age	Non-Refund Life Annuity	10 Year Period Certain and Continuous Annuity
55	$263.21	$265.32
56	257.06	259.47
57	250.86	253.60
58	244.63	247.74
59	238.38	241.89
60	232.11	236.06
61	225.83	230.26
62	219.57	224.49
63	213.31	218.76
64	207.10	213.08
65	200.93	207.45
66	194.81	201.89
67	188.73	196.37
68	182.67	190.91
69	176.60	185.49
70	170.51	180.13
71	164.37	174.83
72	158.20	169.62
73	152.04	164.53
74	145.87	159.57
75	139.72	154.75

TABLE C – MONTHLY AMOUNT PURCHASED PER $1,000 OF ACCOUNT VALUE

Age	Non-Refund Life Annuity	10 Year Period Certain and Continuous Annuity
55	$3.80	$3.77
56	3.89	3.85
57	3.99	3.94
58	4.09	4.04
59	4.19	4.13
60	4.31	4.24
61	4.43	4.34
62	4.55	4.45
63	4.69	4.57
64	4.83	4.69
65	4.98	4.82
66	5.13	4.95
67	5.30	5.09
68	5.47	5.24
69	5.66	5.39
70	5.86	5.55
71	6.08	5.72
72	6.32	5.90
73	6.58	6.08
74	6.86	6.27
75	7.16	6.46

The rates set forth in Table B and Table C above are based on mortality according to the “GAM01 Table”, with 2% interest and no loading. The GAM01 Table was developed by projecting, according to Projection Scale AA, the mortality rates of the 1994 Group Annuity Reserving Table to 2001, with additional projection of one year for each year that the age exceeds 65. Male and female mortality rates were projected separately, and the resulting projected tables were blended using 2/3 of the female mortality rate and 1/3 of the male mortality rate at each age to produce the GAM01 Table.

A person’s age for the purpose of the foregoing tables shall be such person’s age at their last birthday before payments under the annuity benefit are to begin to such person, plus the fraction of a year corresponding to the number of completed months from such birthday to the date such payments begin. Amounts required for ages not shown and for other forms of annuity shall be calculated by the Company on the same actuarial assumptions and shall be furnished upon request.

The rates set forth in Table A, Table B and Table C above may be changed by the Company in accordance with subsection 8.19 of this Contract.

SECTION 11 – LIST OF ACCOUNTS AND FUNDS

The following account of the general account and funds of the Separate Account are currently available under this Contract:

The General Account

Interest Accumulation Account

Investment Funds of the Separate Account

Mutual of America Investment Corporation All America Fund
Mutual of America Investment Corporation Money Market Fund
Mutual of America Investment Corporation Bond Fund
Mutual of America Investment Corporation Composite Fund
Mutual of America Investment Corporation Equity Index Fund
Mutual of America Investment Corporation Mid-Term Bond Fund
Mutual of America Investment Corporation Mid-Cap Equity Index Fund

TDA-2006	[xxxx]	Page 22

Mutual of America Investment Corporation Aggressive Allocation Fund
Mutual of America Investment Corporation Moderate Allocation Fund
Mutual of America Investment Corporation Conservative Allocation Fund
Mutual of America Investment Corporation Small Cap Value Fund
Mutual of America Investment Corporation Small Cap Growth Fund
Mutual of America Investment Corporation Mid Cap Value Fund
DWS Capital Growth Fund
DWS Bond Fund
DWS International Fund
American Century VP Capital Appreciation Fund
Calvert Social Balanced Fund
Fidelity VIP Equity-income Fund
Fidelity VIP Asset Manager Fund
Fidelity VIP Contrafund Fund
Fidelity VIP Mid Cap Fund
Oppenheimer VA Main Street Fund
Vanguard VIF Diversified Value Fund
Vanguard VIF International Fund

All amounts allocated to the Investment Funds shall become part of the Separate Account that the Company maintains under the designation of [Mutual of America Separate Account No. 2.]

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TDA-2006	[xxxx]	Page 24

MUTUAL OF AMERICA LIFE INSURANCE COMPANY

[320 PARK AVENUE NEW YORK NY 10022-6839 • 212 224 1600]

(hereafter called the “Company”)

Group annuity contract TDA-2006 between the Company and [ABC Company] is hereby amended, effective as of its Effective Date, as follows:

For Participants who are entitled to any benefits under this Contract prior to the Effective Date:

(a)	the Guaranteed Rate of Interest shall be a daily rate of interest which results in an effective annual yield of 3%; and

(b)	the following table of rates shall be applicable in lieu of the tables of rates contained in Section 10 of the Contract.

MONTHLY AMOUNT PURCHASED PER $1,000 OF ACCOUNT VALUE

Age	10 Year Period Certain and Continuous Annuity
55	4.74
56	4.84
57	4.95
58	5.06
59	5.18
60	5.30
61	5.44
62	5.57
63	5.72
64	5.87
65	6.02
66	6.19
67	6.35
68	6.53
69	6.70
70	6.89
71	7.07
72	7.26
73	7.44
74	7.63
75	7.81

01812 Rate Series

The rates set forth above are based on mortality according to the Group Annuity Table for 1951 (male), with projection C to 1971, with ages set back two years, 3% interest and expense loading of 2% of the net premium.

A person’s age for the purpose of the foregoing table shall be: such person’s age at their last birthday before payments under the annuity benefit are to begin to such person, plus the fraction of a year corresponding to the number of completed months from such birthday to the date such payments begin. Amounts required for ages not shown and for other forms of annuity shall be calculated by the Company on the same actuarial assumptions and shall be furnished upon request.

This amendment is executed at New York, New York.

Vice President

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TDA-2006-A1	Page 2

MUTUAL OF AMERICA LIFE INSURANCE COMPANY

[320 PARK AVENUE NEW YORK NY 10022-6839 • 212 224 1600]

(hereafter called the “Company”)

CERTIFICATE

PARTICIPANT:	[John Doe]
(hereafter also called “you” or “ your”)

PARTICIPANT NUMBER:	[Your Social Security Number]

CONTRACT HOLDER:	[ABC Company, Inc.]

EMPLOYER:	[ABC Company, Inc.]

EMPLOYER NUMBER:	[022099]

CERTIFICATE ISSUE DATE:	[September 14, 2006]

You are a Participant under a Contract issued by the Company to the Contract Holder.

This Certificate is a summary of some of the provisions of the Contract and does not modify or in any way amend the Contract. The Contract governs the payment of all benefits and the Company’s rights and obligations under it.

The Current Rate of Interest is declared from time to time by the Company, but shall in no event be less than the Guaranteed Rate of Interest. The Guaranteed Rate of Interest on the Certificate Issue Date results in an effective annual yield of [3.00%] and will apply from the Certificate Issue Date until the first December 31st following the Certificate Issue Date. A redetermined Guaranteed Rate of Interest shall be applicable for each calendar year thereafter. Please see the definition of “Guaranteed Rate of Interest”. The Current Rate of lnterest on the Certificate Issue Date results in an effective annual yield of [3.00%].

Chairman, President & Chief Executive Officer

AMOUNTS HELD IN CONNECTION WITH THE CONTRACT MAY BE HELD IN THE COMPANY’S GENERAL ACCOUNT AND/OR THE COMPANY’S SEPARATE ACCOUNT THAT THE COMPANY MAINTAINS IN CONNECTION WITH THE CONTRACT AND CERTAIN OTHER CONTRACTS. THE AMOUNTS HELD IN THE SEPARATE ACCOUNT ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNTS AND SHALL INCREASE OR DECREASE IN VALUE BASED UPON THE INVESTMENT RESULTS OF THE SEPARATE ACCOUNT. A DESCRIPTION OF THE SEPARATE ACCOUNT APPEARS IN THE ACCOUNTS SECTION OF THIS CERTIFICATE. A DESCRIPTION OF THE CHARGES DEDUCTED FROM THE AMOUNTS HELD IN THE SEPARATE ACCOUNT APPEARS IN THE DEFINITION OF PARTICIPANT’S ADMINISTRATIVE CHARGES IN THE DEFINITIONS SECTION OF THIS CERTIFICATE.

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TDA-C-2006	[xxxx]

TABLE OF CONTENTS

SECTION 1 – DEFINITIONS	5
Account Value	5
Annuity Commencement Date	5
Beneficiary	5
Business Day	5
Certificate	5
Certificate Issue Date	5
Code	5
Commuted Value	5
Contract	5
Contract HoIder	5
Current Rate of lnterest	5
Employer	5
ERISA	5
Guaranteed Rate of Interest	5
Home Office	6
Interest Accumulation Account	6
Investment Fund	6
Notice	6
Participant	6
Participant’s Administrative Charges	6
Plan	6
Separate Account	6
Underlying Investment Company	6
United States Bank	6
Valid Transaction Date	6
Valuation Day	7
Valuation Period	7
SECTION 2 – CONTRIBUTIONS	7
Contributions	7
Allocation of Contributions	7
Change of Allocations	7
SECTION 3 – ACCOUNTS	7
Accounts	7
General Account	7
Separate Account	7
Account Value	7
Accumulation Units	8
Accumulation Unit Value	8
Accumulation Unit Value Change Factor	8
Changes to Separate Account	8
SECTION 4 – WITHDRAWALS AND TRANSFERS	9
Withdrawals	9
Withdrawal Restrictions	9
Transfers	10
Amount of Withdrawal or Transfer	10
Requests for Withdrawal or Transfer	10
Postponement of Withdrawals or Transfers	10
Loans	10
SECTION 5 – BENEFITS	11
Annuity Benefit	11
Amount of Annuity Benefit	11
Annuity Options	11
Specified Payments Option	12
Death Benefit	12
Death Benefit Settlement Options	13
SECTION 6 – BENEFICIARY	14
SECTION 7 – GENERAL PROVISIONS	14
Adjustments to Current Rate of Interest and Expense Charges	14
Non-Alienation of Benefits	14

TDA-C-2006	[xxxx]	Page 3

Plan Restrictions	15
Non-Assignment of Certificate	15
Evidence of Survival	15
Misstatements of Age	15
Non-Waiver	15
Notices	15
Payment of Benefits	15
Reports	15
Right to Amend Certificate	15
Severability of Provisions	16
Termination of Certificate	16
SECTION 8 – DISTRIBUTIONS AND DIRECT ROLLOVERS	16
Definitions	16
Minimum Distribution Rules	17
Timing of Minimum Distributions to Beneficiary	17
Amount of Required Minimum Distribution	18
Direct Rollover	19
SECTION 9 – TABLE OF RATES	19
SECTION 10 – LIST OF ACCOUNTS AND FUNDS	20

TDA-C-2006	[xxxx]	Page 4

SECTION 1 – DEFINITIONS

The following terms are used in this Certificate and shall have the meaning defined unless a different meaning is required by the context. Words in the singular form as used in this Certificate shall be construed as though they were also used in the plural form in all cases where they would so apply and vice versa.

Account Value

An amount equal to the sum of the values, as of a Valuation Day, of the Interest Accumulation Account and the Investment Funds attributable to you and maintained under the Contract.

Annuity Commencement Date

The date, which shall be the first day of a month, on which you have requested that annuity payments begin. This date must be in accordance with the provisions of the Plan, if any.

Beneficiary

An individual or entity who is to receive:

(a)	before the Annuity Commencement Date, any death benefits becoming due under the Contract as a result of your death and,

(b)	on or after the Annuity Commencement Date, the remainder, if any, of payments due under any annuity option elected by you pursuant to the Contract.

Business Day

Any day on which the Company is open for business and the New York Stock Exchange is open for trading. The Business Day shall end as of the close of trading of the New York Stock Exchange (normally 4:00 p.m. Eastern Time).

Certificate

This certificate, together with any amendments to this certificate that may be made from time to time.

Certificate Issue Date

The date shown as the Certificate Issue Date on the face page of this Certificate.

Code

The Internal Revenue Code of 1986, as amended from time to time.

Commuted Value

The present value of an amount discounted at a rate of interest equal to the Current Rate of Interest plus 2%.

Contract

The tax deferred group annuity contract issued to the Contract Holder together with any amendments to the contract that may be made from time to time.

Contract Holder

The entity named as the Contract Holder on the face page of this Certificate.

Current Rate of Interest

The annual rate of interest as declared from time to time by the Company for the class of contracts to which the Contract belongs. The Current Rate of Interest shall at all times be at least equal to the Guaranteed Rate of Interest.

Employer

The entity named as the Employer on the face page of this Certificate.

ERISA

The Employee Retirement Income Security Act of 1974, as amended from time to time.

Guaranteed Rate of Interest

A daily rate of interest which results in an effective annual yield which is not less than the five-year constant maturity treasury rate reported by the Federal Reserve as of the close of the last business day of October, rounded to the nearest one-twentieth of one percent, reduced by one hundred twenty-five basis points, provided however that the Guaranteed Rate of Interest shall never be such that it results in an effective annual yield of less than one percent per annum nor greater than three percent per annum.

The initial Guaranteed Rate of Interest results in an effective annual yield of [3.00%] and shall apply from the Certificate Issue Date until December 31st following the Certificate Issue Date. A redetermination of the Guaranteed Rate of Interest based upon the previous paragraph shall be made annually during each November and the Company shall establish a redetermined Guaranteed Rate of Interest which shall be applicable for the following calendar year.

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Home Office

The Company’s office at [320 Park Avenue, New York, NY 10022,] or such other location as the Company may announce by advance written notification.

Interest Accumulation Account

An interest-bearing account in connection with the Company’s general account to which all or a portion of the amounts held under the Contract may be allocated.

Investment Fund

An account of the Separate Account to which all or a portion of the amounts held under the Contract may be allocated.

Notice

Any communication to the Company with respect to the Contract or this Certificate, regardless of how referred to in this Certificate,

including, but not limited to: requests for benefits, transfers, withdrawals or information; elections of annuity or death benefit settlement options; designations of Beneficiaries; spousal waivers; qualified domestic relations orders; determinations; and allocations of contributions.

Participant

An employee or former employee of the Employer who is entitled to any benefits in accordance with the Contract, or an alternate payee under a qualified domestic relations order as defined in Section 414(p) of the Code.

Participant’s Administrative Charges

(a)	Contract Charge. A charge to compensate the Company for the administration of your account under the Contract. Each month the Company shall deduct a maximum charge of [$2.00] from the Account Value, but not to exceed [1/12 of 1% of the Account Value,] in accordance with a uniform policy established by the Company for the class of contracts to which the Contract belongs. The Company reserves the right to change this charge, subject to any maximum set forth in the Contract and under applicable laws and regulations.

(b)	Separate Account Charge. A charge for marketing and administrative costs associated with your account under the Contract and for any state or other taxes. Such charge shall be declared from time to time by the Company for the class of contracts to which the Contract belongs. The Company shall deduct the charge from each Investment Fund. This is a daily charge expressed as a percentage of the value of the net assets in each Investment Fund subject to a maximum of [2%] annually of the net assets in each Investment Fund.

Plan

If the Code Section 403(b) tax deferred annuity is issued in connection with an Employer’s written program or document, then “Plan” means the tax deferred arrangement as set forth in the written material adopted by the Employer, and as amended from time to time, or any successor plan or arrangement.

Separate Account

A separate account of the Company established and maintained under the laws of the State of New York, to which a portion of the Company’s assets in connection with the Contract and certain other contracts may be allocated.

Underlying Investment Company

A management investment company registered under the Investment Company Act of 1940 that has at least one fund or portfolio in which the Separate Account invests.

United States Bank

A bank or trust company that:

(a)	is organized and existing, or in the case of a branch or agency office of a foreign banking organization is licensed, under the laws of the United States or any state thereof, and

(b)	is not a foreign branch office of a bank or trust company organized and existing in the United States.

Valid Transaction Date

The Business Day on which all of the requirements for the completion of a transaction have been met to the satisfaction of the Company. This includes receipt by the Company of all information, remittances and Notices necessary to process the given transaction. If such requirements are met on a day that is not a Business Day, or after the close of a Business Day, the Valid Transaction Date shall be the next following Business Day.

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Valuation Day

Each day on which the New York Stock Exchange is open for trading. The Valuation Day shall end as of the close of trading of the New York Stock Exchange (normally 4:00 p.m. Eastern Time).

Valuation Period

A period beginning at the close of the Business Day on each Valuation Day and ending at the close of the Business Day on the next Valuation Day.

SECTION 2 – CONTRIBUTIONS

Contributions

The Contract Holder shall remit to the Company all contributions made to the Contract, including transfers from other plans, arrangements, or contracts as permitted by the Plan, if any, and allowed by law. The amounts remitted on your behalf on an annual basis may not be more than the amount permitted under any applicable federal or state statutes, regulations or rulings.

Allocation of Contributions

You have the right to designate, for the contributions remitted on your behalf, the percentage of such contribution that is to be allocated to the Interest Accumulation Account and any of the Investment Funds. The Company shall allocate all contributions made on your behalf under the Contract in the manner so designated by you in the initial Notice or in any subsequent Notice by you. Allocation designations must be shown as a percentage of the total contribution, in any multiple of 1%, up to 100%.

Any contributions that are to be allocated to the Interest Accumulation Account shall be credited as of the Business Day that they are received by the Company. Any contributions to be allocated to any Investment Fund shall be credited as of the Valuation Day that they are received by the Company or, if received on a day that is other than a Valuation Day, on the next following Valuation Day.

Change of Allocations

You may change the manner in which contributions are allocated under the Contract at any time by providing a Notice to the Company. A change of allocation shall be effective upon receipt of the Notice at the Company’s Home Office and all contributions remitted on or after the effective date of the change shall be allocated in the manner so requested.

SECTION 3 – ACCOUNTS

Accounts

Subject to the Changes to Separate Account provision of this Section, the Company shall maintain under the Contract the Interest Accumulation Account and the Investment Funds as set forth in the List of Accounts and Funds Section of this Certificate.

General Account

All contributions allocated to the Interest Accumulation Account shall become part of the Company’s general account. All contributions allocated to the Interest Accumulation Account shall be credited with interest at the Current Rate of Interest. Such interest shall be credited on dates determined by the Company, but not less frequently than once each calendar month.

Separate Account

All contributions allocated to any of the Investment Funds shall become part of the Separate Account. The Separate Account consists of Investment Funds that own shares of the corresponding funds or portfolios of the Underlying Investment Companies.

The value of the assets in any Investment Fund shall increase or decrease based upon the investment results of that Investment Fund during each Valuation Period.

The assets of each Investment Fund are the exclusive property of the Company, and neither the Contract Holder nor any other person or entity shall have any proprietary interest in such assets. The Company shall not be considered a trustee of the assets for the benefit of the Contract Holder or any person or entity allocating contributions to the Separate Account. All income, gains and losses of an Investment Fund shall be credited to or charged against that Investment Fund without regard to other income, gains or losses of the Company. The assets of each Investment Fund are not chargeable with any liabilities arising out of any other business that the Company may conduct.

Account Value

In determining the Account Value attributable to you under the Contract on any Valuation Day:

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(a)	The value of the Interest Accumulation Account maintained under the Contract attributable to you on a Valuation Day is equal to (i) the total of all amounts allocated under the Contract for you to the Interest Accumulation Account, plus (ii) all interest accrued thereon, minus (iii) the sum of any withdrawals, transfers and Participant’s Administrative Charges deducted from the Interest Accumulation Account under the Contract for you, all to such Valuation Day.

(b)	The value of any Investment Fund maintained under the Contract attributable to you on a Valuation Day is equal to (i) the number of accumulation units credited to the Investment Fund on such Valuation Day attributable to you under the Contract, multiplied by (ii) the accumulation unit value for the Investment Fund for the Valuation Period which includes such Valuation Day.

Accumulation Units

Each Investment Fund is maintained in accumulation units. Accumulation units shall be used to calculate the value of each Investment Fund. The number of accumulation units shall change based on any amounts allocated or transferred to, or withdrawn or transferred from, each Investment Fund during each Valuation Period. The number of accumulation units to be added to or deducted from each Investment Fund at the end of each Valuation Period is (a) the amount allocated, withdrawn or transferred during the present Valuation Period, divided by (b) the accumulation unit value for that Valuation Period. The number of accumulation units credited to such Investment Fund on any Valuation Day shall be (a) the sum of any accumulation units credited to that Investment Fund, minus (b) the sum of any accumulation units withdrawn from such Investment Fund.

Accumulation Unit Value

Each Investment Fund has its own distinct accumulation unit value. The accumulation unit value for an Investment Fund was (or shall be) set by the Company when the Investment Fund was (or shall be) initially funded, The accumulation unit value for each Investment Fund shall change for each Valuation Day based upon the investment results of the Investment Fund on that Valuation Day. For any Valuation Period, the accumulation value is (a) the accumulation unit value applicable to that Investment Fund for the preceding Valuation Period, multiplied by (b) the accumulation unit value change factor for the Investment Fund for the current Valuation Period.

Accumulation Unit Value Change Factor

For any Valuation Period, the accumulation unit value change factor for each Investment Fund that owns shares of the corresponding fund or portfolio of an Underlying Investment Company affiliated with the Company is:

(a)	the ratio of (i) the asset value of the Investment Fund at the end of the current Valuation Period before any amounts are allocated to, or withdrawn or transferred from, that Investment Fund during that Valuation Period, to (ii) the asset value of that Investment Fund at the end of the last Valuation Period after all allocations and withdrawals were made during that Valuation Period; divided by

(b)	1.00 plus the total of all Participant’s Administrative Charges, other than the Contract Charge, for the number of days from the end of the last Valuation Period to the end of the current Valuation Period.

For any Valuation Period, the accumulation unit value change factor for an Investment Fund that owns shares of the corresponding fund or portfolio of an Underlying Investment Company not affiliated with the Company is:

(a)	the ratio of (i) the value of a share held by the Investment Fund at the end of the current Valuation Period, adjusted by the Cumulative Dividend Multiplier (as defined below) for the current Valuation Period, to (ii) the value of a share held by the Investment Fund at the end of the last Valuation Period, adjusted for the Cumulative Dividend Multiplier for the last Valuation Period; divided by

(b)	1.00 plus the total of all Participant’s Administrative Charges, other than the Contract Charge, for the number of days from the end of the last Valuation Period to the end of the current Valuation Period.

For purposes of this provision, the Cumulative Dividend Multiplier is calculated by dividing the share value, after a dividend distribution, into the share value without regard to the dividend distribution, multiplied by the previous Cumulative Dividend Multiplier.

Changes to Separate Account

The Company reserves the right, subject to compliance with applicable laws and regulations governing separate account operations, to:

(a)	create new Investment Funds at any time;

(b)	modify, combine or remove Investment Funds;

(c)	transfer assets the Company has determined to be associated with the class of Contracts to which the Contract belongs from one Investment Fund to another Investment Fund;

(d)	create additional separate accounts or combine any two or more separate accounts including the Separate Account;

(e)	transfer assets the Company has determined to be attributable to the class of contracts to which the Contract belongs from the Separate Account to another separate account of the Company by withdrawing the same percentage of each investment in the Separate Account, with appropriate adjustments to avoid odd lots and fractions;

(f)	operate the Separate Account as a management investment company under the Investment Company Act of 1940, or in any other form permitted by law, and designate an investment advisor for its management, which may be the Company, an affiliate of the Company or another person;

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(g)	cause the registration or deregistration of any of the Company’s separate accounts, including the Separate Account, under the Investment Company Act of 1940, and/or cease to maintain your registration under the Securities Act of 1933 for sales of units of interest under the Contract; and

(h)	operate the Separate Account under the general supervision of a committee, any or all members of which may be interested persons (as defined in the Investment Company Act of 1940) of the Company or its affiliates, or discharge the committee for the Separate Account.

SECTION 4 – WITHDRAWALS AND TRANSFERS

Withdrawals

At any time before the Annuity Commencement Date:

(a)	you may, subject to any restrictions on or requirements for withdrawals that are set forth in the Withdrawal Restrictions provision of this Section, the Loans provision of this Section, the Plan Restrictions provision of Section 7 of this Certificate, and Section 8 of this Certificate, withdraw all or any part of your Account Value;

(b)	if required by federal tax law for a corrective distribution, the Company shall withdraw the appropriate amount and remit it to you or the Contract Holder, as applicable; and

(c)	after your termination of employment, the Company shall, as permitted by law and regulation, withdraw all amounts from the Account Value for distribution in accordance with the provisions of the Plan.

Withdrawals from the Account Value pursuant to (b) and (c) above shall be made by the Company in accordance with a uniform policy established by the Company for the class of contracts to which the Contract belongs. In no event shall the amount withdrawn pursuant to this Section be greater than the amount that, as of the date of the withdrawal, then represents the Account Value. All amounts withdrawn by you shall be paid to you.

Withdrawal Restrictions

(a)	For purposes of this subsection, the following definitions apply:

(i)	Salary Reduction Contributions means amounts remitted or transferred according to the Contributions provision of Section 2 of this Certificate, to the extent such amounts constituted contributions which when made were pursuant to a salary reduction agreement within the meaning of Section 403(b) of the Code with the Employer or any prior employer of the Participant.

(ii)	Salary Reduction Amounts means Salary Reduction Contributions and any earnings thereon whether such earnings were originally credited under the Contract or any other annuity contract or custodial account maintained under Section 403(b) of the Code.

(iii)	Disability means any physical or mental impairments which meet the requirements of Section 72 of the Code and regulations issued thereunder, and any Plan provisions or procedures adopted by the administrator of the Plan which are not inconsistent with such regulations. A Participant suffering a Disability shall be considered “Disabled”.

(iv)	Hardship has the meaning given the term for purposes of Section 403(b) of the Code. Determination of Hardship shall be made according to regulations issued under Section 401(k) of the Code until such time as regulations are issued under Section 403(b) of the Code and thereafter under such Section 403(b) regulations, and any Plan provisions or procedures adopted by the administrator of the Plan, if any, which are not inconsistent with such regulations.

(b)	Notwithstanding any other provision of the Contract, no withdrawals of Salary Reduction Amounts shall be permitted except as follows:

(i)	to the extent Salary Reduction Amounts consist of Salary Reduction Contributions made and any earnings credited before 1989, such Salary Reduction Amounts may be withdrawn in accordance with the terms of the Contract without regard to the restrictions in (b)(ii) or (b)(iii) below;

(ii)	after the Participant has attained age 59 1⁄2 or, if earlier, experienced a severance from employment with the Employer or became Disabled; or

(iii)	in the case of Hardship, except that a withdrawal under this clause (iii) shall be limited to the actual amount of Salary Reduction Contributions, and no earnings on such Contributions may be withdrawn.

(c)	The Company shall be entitled to rely upon and be fully protected in such reliance upon:

(i)	with respect to Salary Reduction Contributions and Salary Reduction Amounts, any information provided to it by the Employer, administrator of the Plan, if any, or another insurance company or custodian, and in the absence of any such information, information provided by the Participant; and

(ii)	with respect to a determination of whether a Hardship or a Disability exists, any determination made or information provided to it by the administrator of the Plan, if any.

In the absence of written information or determinations with respect to the above, the Company shall be entitled to presume conclusively and shall be fully protected in reliance upon such presumption, that:

(1)	with respect to (c)(i) above, a Participant’s entire Account Value consists of Salary Reduction Amounts and all remittances and transfers under the Contributions provision of Section 2 of this Certificate consist entirely of Salary Reduction Contributions made on the date received by the Company; and

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(2)	with respect to (c)(ii) above, no Hardship or Disability exists.

Transfers

At any time before the Annuity Commencement Date, subject to the Loans provision of this Section and the Plan Restrictions provision of Section 7 of this Certificate, you may transfer all or any part of your Account Value between and among the Interest Accumulation Account and any of the Investment Funds.

Amount of Withdrawal or Transfer

The amount to be withdrawn or transferred may be designated as: (a) a dollar amount; or (b) a percentage of the value of the Interest Accumulation Account or the selected Investment Fund attributable to you under the Contract; or (c) in the case of any of the Investment Funds, a number of accumulation units. The amount to be withdrawn or transferred from the Interest Accumulation Account or any Investment Fund shall be the lesser of (a) the amount requested or required in accordance with the provisions of the Plan Restrictions provision of Section 7 of this Certificate; or (b) the amount in the Interest Accumulation Account or that Investment Fund attributable to you under the Contract on the date of withdrawal or transfer.

Requests for Withdrawal or Transfer

A Notice requesting any transfer or partial withdrawal must contain sufficient information for the Company to process the request. All requests for a withdrawal or transfer shall be effective on the later of: (a) the Valid Transaction Date for the request, or (b) the date specified in the request, provided the Company has not received Notice of your death. If the date specified in the request is not a Valid Transaction Date, the date of the request shall be considered to be the next Valid Transaction Date following such date.

Postponement of Withdrawals or Transfers

The Company reserves the right to defer the payment of a total withdrawal from the Interest Accumulation Account in connection with the termination of the Contract for up to six months following the date of receipt of such request.

The Company shall transfer or pay the amount of any withdrawal from any Investment Fund within seven days of the Valid Transaction Date of a transfer or withdrawal request, except that the Company may defer any such transfer or withdrawal if:

(a)	the New York Stock Exchange is closed for trading for other than usual weekends or holidays; or

(b)	trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission; or

(c)	an emergency exists as determined by the Securities and Exchange Commission, whereby (i) disposing of securities is not practicable, or (ii) it is not reasonably practicable to determine the share value of each of the Investment Funds; or

(d)	the Securities and Exchange Commission by order permits postponement for the protection of the interest of all parties involved in the Separate Account.

Loans

Subject to the Plan Restrictions provision of Section 7 of this Certificate, if a loan is granted to a Participant a portion of the Account Value in the Interest Accumulation Account equal to the amount that the Company determines is required as a loan reserve amount shall be restricted from withdrawal, transfer or distribution under the Contract while there is an outstanding loan balance in effect with respect to the Participant. Such loan reserve amount shall, at any time, be of an amount equal to: (a) the principal amount of such loan; plus (b) the amount then required to cover contingency expenses over the life of such loan and to protect against any defaults; plus (c) if the Participant has elected to have federal income taxes withheld in the event that a default in the payment of the loan principal, or interest, or both, results in the Participant’s loan balance being treated as current income, the amount that the Company determines is necessary to be withheld for such federal income taxes. Except as provided in the next sentence, a Participant may borrow up to the maximum amount permitted by Section 72(p) of the Code, reduced by any loan reserve amount required by the Company. However, a Participant in a tax deferred annuity program that is subject to ERISA may not borrow more than 50% of their portion of the vested Account Value as of the day that the loan is made, reduced by any loan reserve amount required by the Company.

The rate of interest to be allocated to the loan reserve amount shall be the greater of (a) the Guaranteed Rate of Interest and (b) the lesser of (i) the Current Rate of Interest and (ii) a rate of interest equal to the loan interest rate then in effect less a percentage (not greater than 3%) which the Company shall determine. The loan interest rate applicable to a Participant shall be an adjustable rate declared by the Company. In no event shall such interest rate be greater than the higher of (a) the Current Rate of Interest in effect under the Contract at the time the rate is determined plus one percentage point or (b) the Monthly Average Corporates yield shown in Moody’s Corporate Bond Yield Averages for the calendar month ending two months before the date on which the rate is determined, published by Moody’s Investors Services, Inc., or any successor, or, if no longer published, a rate which is set by law or by regulation of the insurance supervisory official of the State in which the Contract is delivered.

The loan interest rate in effect with respect to a Participant shall be evaluated at least once every twelve months, but not more frequently than once in any three months’ period. If at the time of such evaluation, the rate of interest then applicable to new loans is at least ,5% greater or lesser than the loan interest rate applicable to the Participant, the loan interest rate on the Participant’s outstanding loan balance shall then be adjusted to reflect such increase or decrease. A Participant shall receive a statement of the initial loan interest rate and shall receive at least 30 days’ advance written notification of any change in the loan interest rate, provided however that any Participant taking a Joan within 30 days of any change in the loan interest rate w ill be informed of such change on or before the time the loan is made.

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Any loan under the Contract shall be repaid within five years, except that in the case of a loan used to acquire a dwelling unit that is to be used as the principal residence of the Participant, the loan may be repaid over a period not to exceed ten years. The loan agreement shall provide for repayments to be made at least quarterly and shall contain a repayment schedule that provides for the substantial level amortization of the loan over the applicable period, except as may be permitted by Section 72(p) of the Code.

If (a) the Participant defaults in the payment of the loan principal, or interest, or both or (b) the due date of the loan has been accelerated pursuant to the terms of the Plan and the Company has not otherwise been repaid, an amount equal to the sum of: (i) the loan principal; (ii) interest; and (iii) federal income tax withheld shall be withdrawn from the Account Value in the Interest Accumulation Account, and, upon such withdrawal, the loan reserve amount shall cease to exist. The amounts described in the preceding sentence that are so withdrawn shall be paid to the Company, and, upon such payment, the Company shall transmit the amount described in clause (iii) of the preceding sentence to the Federal Government.

If (a) the Contract is discontinued, and (b) the Contract Holder elects to have the funds under the Contract paid to a custodian or another insurance company, and (c) there are amounts being held as loan reserves under the Contract on the date of such election, then such loan reserve amounts shall be disposed of in accordance with the following clause (i) or the following clause (ii), whichever the Contract Holder elects:

(i)	An amount equal to the principal loan balance outstanding with respect to each Participant plus interest thereon shall be withdrawn from the Account Value and paid to the Company. The balance of the Account Value and loan documentation shall then be transferred to another insurance company or to a custodian.

(ii)	An amount equal to the Account Value less the loan reserve amount being held by the Company for a Participant’s loan shall be transferred to another insurance company or to a custodian. The loan reserve amount under the Contract for a Participant shall continue to be held by the Company until the Participant’s loan under the Plan has been repaid. Upon the entire loan being repaid the Account Value shall be transferred to another insurance company or to a custodian.

SECTION 5 – BENEFITS

Annuity Benefit

Prior to the Annuity Commencement Date you may elect, subject to the Plan Restrictions provision of Section 7 of this Certificate and to Section 8 of this Certificate, that the Account Value be paid as a single sum or that it be paid under one of the following annuity options.

On the Annuity Commencement Date, or if not a Business Day, the last Business Day immediately preceding such date, the Account Value shall be withdrawn by the Company and, subject to the Plan Restrictions provision of Section 7 of this Certificate, either (a) be paid as a single sum or (b) be applied under one of the annuity options described below.

Amount of Annuity Benefit

The amount of the annuity benefit shall be based on: (a) the Account Value on the Annuity Commencement Date; (b) the form of annuity under which payment is to be made; (c) the age of the Participant and, if applicable, the joint annuitant; and (d) the purchase rates used to purchase the annuity option elected.

Annuity Options

The following rules are applicable to the annuity options set forth below:

(a)	Any election or change of an annuity option shall take effect as of the date the Notice was signed whether or not you or the Beneficiary is living at the time of its receipt.

(b)	The joint annuitant under annuity options (C) and (D) must be a natural person.

(c)	If the Company is issuing a single premium immediate annuity on the Annuity Commencement Date, the Company shall:

(i)	determine if the current purchase rates are more favorable than the rates shown in Table B of Section 9 of this Certificate; and

(ii)	use the more favorable rates in purchasing an annuity option under the Contract.

(d)	Subject to the requirements of this Section and the Plan Restrictions provision of Section 7 of this Certificate and if acceptable to the Company, you may elect a different period certain and/or different percentages under annuity options (B), (C) and (D).

(e)	Once payments have commenced under one of the annuity options shown below, no changes, other than for changes by you as to the Beneficiary, are permitted.

(f)	If at any age the same monthly annuity payment is paid for different periods certain under either annuity option (B) or annuity option (D), the Company shall deem an election to have been made for the longest period certain which could have been elected for such age, amount and type of annuity.

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The following annuity options are available under the Contract:

(A)	NON-REFUND LIFE ANNUITY. The Company shall make monthly payments during your lifetime. Upon your death no additional benefits shall be paid. Table C of Section 9 of this Certificate shows the monthly annuity based on each $1,000 applied under a Non-Refund Life Annuity.

(B)	10-YEAR PERIOD CERTAIN AND CONTINUOUS ANNUITY. The Company shall make monthly payments during your lifetime. Upon your death before the end of the ten-year period, or such other period agreed to by the Company, annuity payments shall continue to be paid to the Beneficiary until the end of such agreed upon period. Table C of Section 9 of this Certificate shows the monthly annuity based on each $1,000 applied under a 10-Year Period Certain and Continuous Annuity.

(C)	JOINT AND SURVIVOR LIFE ANNUITY. The Company shall make monthly payments during your lifetime. Upon your death, monthly annuity payments equal to 66-2/3%, or such other percentage agreed to by the Company, of your monthly annuity benefit shall be payable to the joint annuitant during the lifetime of the joint annuitant, if living. Upon your death and the death of the joint annuitant no additional benefits shall be paid.

(D)	JOINT AND SURVIVOR LIFE ANNUITY WITH 10-YEAR PERIOD CERTAIN. The Company shall make monthly payments during your lifetime. Upon your death, monthly annuity payments equal to 66-2/3%, or such other percentage agreed to by the Company, of your monthly annuity benefit shall be payable to the joint annuitant during the lifetime of the joint annuitant, if living. If both you and the joint annuitant die before annuity benefits have been paid for ten years, or such other period agreed to by the Company, annuity payments shall continue to be paid each month to the Beneficiary until the end of such agreed upon period. The amount of the monthly annuity benefit payable to such Beneficiary shall be the amount of the monthly annuity benefit being paid under the Contract immediately before the date payments to such Beneficiary begin. In the event of the simultaneous death of you and your joint annuitant, or if it cannot be determined who was the first to die, it shall be assumed that the joint annuitant died before you.

(E)	FULL CASH REFUND ANNUITY. The Company shall make monthly payments during your lifetime. Upon your death, a single sum payment equal to (a) the Account Value on the Annuity Commencement Date, less (b) the total of all monthly payments made to you since the Annuity Commencement Date shall be paid to the Beneficiary.

When a Beneficiary is receiving payments upon the death of a Participant or a joint annuitant under either (B) or (D) above, and the Beneficiary subsequently dies, the Commuted Value of any remaining payments shall be paid in one single sum to an individual or entity that was designated to receive such remaining payments by the Beneficiary. If no such individual or entity was designated, or if the designated individual does not survive the Beneficiary, such single sum amount shall be paid to the Beneficiary’s estate.

Specified Payments Option

Subject to the Plan Restrictions provision of Section 7 of this Certificate, you may elect that monthly payments in a specified amount be paid to you at any time before the Annuity Commencement Date. This monthly payment must be at least [$100]. A Notice of such election must specify the amount to be withdrawn each month and the account it is to be withdrawn from. If amounts are to be withdrawn from more than one account to make up the specified amount, the amount or percentage to be withdrawn from each account must be specified in such election.

Payment of the specified amount shall begin on the later of: (a) the date designated in the election form; or (b) the date the Company receives all necessary information and Notices to begin such payments. If such date is not a Business Day, payments of the specified amount shall begin on the next Business Day following such date. The amount of the specified payment shall be deducted from the accounts designated in the election Notice. Payments shall cease at the earliest of:

(a)	the date the Company receives Notice of your death;

(b)	the date the Company receives Notice from you to cancel this option;

(c)	the first date on which the value of a designated account is not sufficient to provide the portion of the specified amount to be withdrawn from such account; or

(d)	the Annuity Commencement Date.

At any time before payments cease, you have the right to: (a) request a change in the amount of the monthly payment; or (b) request a change in the accounts from which the amount of the monthly payment are to be withdrawn; or (c) cancel this option.

Death Benefit

Before an annuity benefit has been paid to you under the Contract and upon the Company’s receipt of Notice and satisfactory proof of your death, a death benefit shall be paid to the Beneficiary under the Contract. The death benefit is equal to the amount that then represents die Account Value on the Valid Transaction Date for paying the death benefit.

The death benefit shall be paid in one single sum. The Beneficiary, prior to the time of payment of benefits and subject to the Plan Restrictions provision of Section 7 and to Section 8 of this Certificate, shall have the right to elect a death benefit settlement option for all or part of any benefits that become payable to such Beneficiary.

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Death Benefit Settlement Options

The following rules are applicable to the death benefit settlement options set forth below:

(a)	Any election or change of a settlement option shall take effect as of the date the Notice of such election or change was signed whether or not you or the Beneficiary is living at the time of its receipt.

(b)	The Beneficiary and joint annuitant under death benefit settlement options (A), (B), (C), (D) and (E) must be a natural person.

(c)	If the Company is issuing a single premium immediate annuity on the date payments begin, the Company shall:

(i)	determine if the current purchase rates are more favorable than the rates shown in Table B of Section 9 of this Certificate; and

(ii)	use the more favorable rates in purchasing the death benefit settlement option under the Contract.

(d)	Subject to the requirements of this Section and if acceptable to the Company, the entity electing a specific settlement option under the Contract may elect a different period certain and/or a different percentage under one of the following death benefit settlement options.

(e)	Once payments have commenced under any settlement option, no changes other than for changes made by the Beneficiary as to the individual or entity designated to receive payments in the event of the Beneficiary’s death are permitted.

(f)	If at any age the same monthly annuity payment is paid for different periods certain under either death benefit settlement option (B) or (D), the Company shall deem an election to have been made for the longest period certain which could have been elected for such age, amount and type of annuity.

The following death benefit settlement options are available under the Contract:

(A)	NON-REFUND LIFE ANNUITY. The Company shall make monthly payments during the Beneficiary’s lifetime. Upon the Beneficiary’s death no additional benefits shall be paid. Table C of Section 9 of this Certificate shows the monthly annuity based on each $1,000 applied under a Non-Refund Life Annuity.

(B)	10-YEAR PERIOD CERTAIN AND CONTINUOUS ANNUITY. The Company shall make monthly payments during the Beneficiary’s lifetime. Upon the Beneficiary’s death before the end of the ten-year period, or such other period agreed to by the Company, annuity payments shall continue to be paid to the individual or entity designated to receive such payments under this option until the end of such agreed upon period. If such designated individual or entity does not survive the Beneficiary, the Commuted Value of any remaining payments under this option shall be paid in one single sum to the Beneficiary’s estate. Table C of Section 9 of this Certificate shows the monthly annuity based on each $1,000 applied under a 10-Year Period Certain and Continuous Annuity.

(C)	JOINT AND SURVIVOR LIFE ANNUITY. The Company shall make monthly payments during the Beneficiary’s lifetime. Upon the Beneficiary’s death, monthly annuity payments equal to 66-2/3%, or such other percentage agreed to by the Company, of the Beneficiary’s monthly annuity benefit shall be payable to the joint annuitant during the lifetime of the joint annuitant, if living. Upon the death of the Beneficiary and the joint annuitant no additional benefits shall be paid.

(D)	JOINT AND SURVIVOR LIFE ANNUITY WITH 10-YEAR PERIOD CERTAIN. The Company shall make monthly payments during the Beneficiary’s lifetime. Upon the Beneficiary’s death, monthly annuity payments equal to 66-2/3%, or such other percentage agreed to by the Company, of the Beneficiary’s monthly annuity benefit shall be payable to the joint annuitant during the lifetime of the joint annuitant, if living. If both the Beneficiary and joint annuitant die before annuity benefits have been paid for ten years, or such other period agreed to by the Company, annuity payments shall continue to be paid each month to the individual or entity designated to receive such payments under this option until the end of such agreed upon period. The amount of the monthly annuity benefit payable to such individual or entity shall be the amount of the monthly annuity benefit being paid under the Contract immediately before the date payments to such individual or entity begin. In the event of the simultaneous death of the Beneficiary and joint annuitant, or if it cannot be determined who was the first to die, it shall be assumed that the joint annuitant died before the Beneficiary. If such individual or entity does not survive the Beneficiary and the joint annuitant, the Commuted Value of any remaining payments under this option shall be paid in one single sum to the estate of the last surviving annuitant under this option.

(E)	FULL CASH REFUND ANNUITY. The Company shall make monthly payments during the Beneficiary’s lifetime. Upon the Beneficiary’s death, a single sum payment equal to (a) the death benefit under the Contract, less (b) the total of all monthly payments made to the Beneficiary since the Valid Transaction Date for paying the death benefit shall be paid to the individual or entity designated to receive such payment under this option. If such individual or entity does not survive the Beneficiary, the single sum payment shall be paid to the Beneficiary’s estate.

(F)	PERIOD CERTAIN WITHOUT LIFE CONTINGENCY. The Company shall make monthly payments guaranteed for a period certain to the Beneficiary. The entity electing this option shall elect the period certain, subject to the approval of the Company. Upon the Beneficiary’s death before the end of such period certain, monthly payments shall continue to be paid to the individual or entity designated to receive such payments under this option until the end of such period certain. If such designated individual or entity does not survive the Beneficiary, the Commuted Value of any remaining payments under this option shall be paid in one single sum to the Beneficiary’s estate.

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The amount of each payment shall be determined by the Company, but in no event shall be less than that shown Section 9 of this Certificate for the period certain selected.

When an individual is receiving payments upon the death of a Beneficiary or joint annuitant under either death benefit settlement options (B), (D) or (F) above, and the individual subsequently dies, the Commuted Value of any remaining payments shall be paid in one single sum to a person or entity that was designated to receive such remaining payments by the individual. If no such person or entity was designated, or if the designated person does not survive the individual, such single sum amount shall be paid to the individual’s estate.

SECTION 6 – BENEFICIARY

You may by Notice, subject to the Plan Restrictions provision of Section 7 of this Certificate, designate a Beneficiary and you may change such designation at any time. The designation of a Beneficiary shall be in accordance with the provisions of the Plan, if any. Notice of a designation or change of Beneficiary shall upon receipt by the Company take effect as of the date the Notice was signed, whether or not you or the Beneficiary is living at the time of its receipt. Unless specifically designated as a secondary Beneficiary, all Beneficiaries shall be deemed to be primary Beneficiaries.

You may not designate the Employer as a Beneficiary, Any such designation shall be invalid and benefits shall be paid as if no such designation had been made.

Upon the Company’s receipt of Notice and satisfactory proof of your death or when payments are being made under annuity option (D), the death of you and the joint annuitant, benefits shall be paid to the primary Beneficiary. If no primary Beneficiary is living at the time benefits become payable, the Company shall pay the benefits to the secondary Beneficiary. If benefits are to be paid to more than one Beneficiary they shall be paid in equal shares, unless other proportions are set forth in writing to the Company at the time the most current Beneficiary election was made.

If no Beneficiary has been designated or no designated Beneficiary is living at the time any benefits become payable under the Contract, the Company shall pay benefits to the first surviving class of the following:

(a)	to your surviving spouse; or

(b)	to your surviving children in equal shares; or

(c)	to your surviving parents in equal shares; or

(d)	to your surviving brothers and sisters in equal shares; or

(e)	to the executor or administrator of your estate.

If the Contract is subject to a Plan, then notwithstanding any provision of the Contract to the contrary, and subject to any qualified domestic relations order as defined in Section 414(p) of the Code in effect with respect to the Participant, for plans that contain spousal consent requirements the legal spouse of the Participant at the time of the Participant’s death shall be deemed the sole primary Beneficiary unless such legal spouse has executed a spousal waiver in a form and manner in accordance with the provisions of the Plan. Any such spousal waiver must be provided to the Company prior to the Annuity Commencement Date or the date of death of the Participant, whichever is earlier.

SECTION 7 – GENERAL PROVISIONS

Adjustments to Current Rate of Interest and Expense Charges

Adjustments to (a) the Current Rate of Interest and (b) the Administrative Charges may be made, within the limits described in those definitions.

Non-Alienation of Benefits

Except as may otherwise be provided in accordance with any qualified domestic relations order as defined in Section 414(p) of the Code, in effect with respect to a person or as permitted in accordance with Section 401(a)(13) of the Code, no amount payable under the Contract with respect to a person may be voluntarily or involuntarily assigned (either at law or in equity), alienated, or be subject to attachment, garnishment, levy (other than a federal tax levy made pursuant to Section 6331 of the Code), execution or other legal or equitable process, and, to the extent permitted by law, no such amount shall in any way be subject to any legal process to subject the same to the payment of any claim against the payee.

TDA-C-2006	[xxxx]	Page 14

Plan Restrictions

Notwithstanding any other provision of the Contract or this Certificate, if this Section 403(b) tax deferred annuity is subject to a Plan, then all elections under the Contract or this Certificate, including but not limited to withdrawals, benefits, loans, beneficiary designations, distributions and direct rollovers are subject to the provisions of the Plan and any applicable spousal consent requirements.

Non-Assignment of Certificate

No assignment of this Certificate, and no transfer of any rights conferred hereunder, shall be permitted.

Evidence of Survival

(a)	When a benefit payment is contingent upon the survival of any person, evidence of such person’s survival must be furnished to the Company at its Home Office, upon request by the Company and in a manner satisfactory to the Company. If the Company does not receive such satisfactory evidence within 30 days of the date of the Company’s request, the Company reserves the right to suspend benefit payments until such time as satisfactory evidence is received.

(b)	In addition to any other remedies provided by law, any payments made by the Company that are determined by the Company to be in excess of those provided by the provisions of the Contract shall be deducted to the extent possible from the payments thereafter falling due under the Contract. The amount of any overpayments shall be calculated with interest at the rate of 5% per year.

Misstatements of Age

If the age of any person upon whose life an annuity is based has been misstated, the benefit shall not be invalidated, but the amount of the benefit shall be adjusted to the proper amount as determined on the basis of the correct age.

The amount of any underpayments by the Company due to any such misstatement shall be paid in full with the next payment due with respect to the payee under the Contract. The amount of any overpayments by the Company due to any such misstatement shall be deducted to the extent possible from the payments thereafter falling due with respect to the payee under the Contract. The amount of any underpayments or overpayments in this regard shall be calculated with interest at the rate of [5%] per year.

Non-Waiver

This Certificate may not be modified as to the Company nor may the Company’s rights or requirements be waived, except in writing and by a duly authorized officer.

The Company’s rights under the Contract or this Certificate shall not be waived, reduced or denied due to its failure to perform or insist upon the strict performance of any provision or condition of the Contract or this Certificate. Any waiver of a provision or condition by the Company in a particular instance or situation, whether or not at your request or the request of the Contract Holder, shall not operate as a blanket waiver for future instances or situations even if the same.

Notices

All Notices must be in writing and delivered to the Home Office by United States mail, unless the Company specifies another manner or place for delivery of a Notice. Such Notices must be in a form satisfactory to the Company. You or any entity providing a Notice under the Contract or this Certificate, must furnish the Company with any facts and information that may be required by the Company to act on such Notice. The Company shall not be required to act upon any Notice that does not meet these requirements. Receipt of such Notice shall be deemed to take place on the Business Day such Notice is received by the Company at its Home Office. The Company shall be fully protected in relying upon the information furnished in a Notice, even if the Company does not inquire as to the accuracy or completeness of such information.

The Company shall not be liable for any payment made or action taken prior to receipt of any Notice at the Home Office.

Payment of Benefits

The Company shall make payments under this Certificate and the Contract by check made payable to the payee and mailed directly to the payee at the last known address for such payee in the Company’s records. At the request of the payee, and with the agreement of the Company, payment may be made by electronic fund transfer.

Reports

Prior to the Annuity Commencement Date, the Company shall provide you with a statement at least once every twelve months. Such statement shall show the contributions and withdrawals made on your behalf under the Contract from the last statement date to the date of the current statement, the Account Value and the values of the Interest Accumulation Account and the Investment Funds attributable to you and maintained under the Contract as of the statement date.

Right to Amend Certificate

The Company may change this Certificate, including but not limited to changing the table of rates contained in Section 9 of this Certificate, at any time by amendment or by replacement with another group annuity certificate upon at least 30 days’

advance written

TDA-C-2006	[xxxx]	Page 15

notification to you without your consent, or the consent of the Contract Holder, or of any other person who is or may become entitled to benefits under the Contract or this Certificate, provided that such change shall not affect the amount or terms of benefits that became payable under the Contract or this Certificate before such change.

The Company may elect to make any changes to the list of Investment Funds of the Separate Account contained in Section 10 of this Certificate either by written notification to you or by amendment to this Certificate.

No change pursuant to this provision shall apply to annuity benefits that became payable under the Contract or this Certificate before such change.

Notwithstanding the above, the Company shall not change the table of rates contained in Section 9 of this Certificate more than once in any five-year period.

Severability of Provisions

If any provision under the Contract or this Certificate is determined to be invalid, the remainder of the provisions shall remain in full force and effect.

Termination of Certificate

At any time your Account Value is zero and (a) you have terminated employment or (b) you cease to be a Participant under the Plan, if any, and the Contract, this Certificate shall terminate. Upon termination of this Certificate, the Company shall be relieved of all further liability except with respect to any benefits that had commenced under the Contract on or before the date of termination of this Certificate.

SECTION 8 – DISTRIBUTIONS AND DIRECT ROLLOVERS

Definitions

The following terms used in this Section shall have the meaning defined:

(a)	“Designated Beneficiary” means the Beneficiary who is also a Designated Beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

(b)	“Distribution Calendar Year” means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under the Timing of Minimum Distributions to Beneficiary provision of this Section. The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(c)	“Direct Rollover” means the payment by the Company of all or a part of an Eligible Rollover Distribution to an Eligible Retirement Plan selected by the Distributee.

(d)	“Distributee” means a Participant who is:

(i)	an employee or former employee of the Employer;

(ii)	a surviving spouse of an employee or former employee of the Employer; or

(iii)	an alternate payee under a qualified domestic relations order who is the spouse or former spouse of an employee or former employee of the Employer.

(e)	“Eligible Retirement Plan” means a retirement plan that is permitted to accept a Direct Rollover on behalf of a Distributee. For any portion of an Eligible Rollover Distribution that is not includable in the Distributee’s gross income, an “Eligible Retirement Plan” means either a defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for that portion, or an individual retirement arrangement described in Section 408 of the Code. For any other Eligible Rollover Distribution, an “Eligible Retirement Plan” means any of the following plans:

(i)	an individual retirement arrangement described in Section 408 of the Code;

(ii)	a defined contribution plan that meets the requirements of Section 401(a) of the Code or 403(a) of the Code;

(iii)	an arrangement described in Section 403(b) of the Code; or

(iv)	a governmental eligible plan described in Section 457(b) of the Code that agrees to separately account for amounts transferred to that plan from the Plan.

Notwithstanding the above, for any portion of an Eligible Rollover Distribution that is attributable to designated Roth contributions described in Section 402A of the Code, an “Eligible Retirement Plan” means either a Roth IRA described in Section 408A of the Code, or a plan or arrangement described in Sections 401(a) or 403(b) of the Code that provides for separate accounting of rollovers attributable to designated Roth contributions.

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(f)	“Eligible Rollover Distribution” means any distribution of all or a part of a Distributee’s benefit under the Contract except any of the following distributions:

(i)	any distribution that is one of a series of substantially equal periodic payments payable no less frequently than annually over the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and their beneficiary;

(ii)	any distribution that is one of a series of substantially equal periodic payments payable no less frequently than annually over a specified period of 10 years or longer;

(iii)	any distribution that is required under Section 401(a)(9) of the Code;

(iv)	any distribution that is a corrective distribution made according to IRS regulations to cure any excess contribution;

(v)	any distribution on account of Hardship as defined in the Withdrawal Restrictions provision of Section 4; or

(vi)	any other distribution designated by the Commissioner of Internal Revenue in regulations, revenue rulings, notices and other guidance of general applicability.

(g)	“Life Expectancy” means life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

(h)	“Participant’s Account Balance” means the Account Value as of the last Valuation Day in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account Value as of dates in the valuation calendar year after the Valuation Day and decreased by distributions made in the valuation calendar year after the Valuation Day. The Account Value for the valuation calendar year includes any amounts rolled over or transferred to the Contract either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(i)	“Post-’86 Amount” means the portion of the Account Value in excess of the Pre-’87 Grandfathered Amount.

(j)	“Pre-’87 Grandfathered Amount” means the difference between (i) and (ii) below:

(i)	The sum of (1) and (2) below:

(1)	The Account Value on December 31,1986; and

(2)	Any additional amounts transferred to this Contract from another Section 403(b) arrangement that represents the Participant’s account balance under that arrangement on December 31, 1986.

(ii)	Any amount distributed to the Participant in excess of the amount required under Section 401(a)(9) of the Code.

(k)	“Required Beginning Date” means the date determined under (i) or (ii) below, whichever is applicable:

(i)	For the Pre-’87 Grandfathered Amount the later of (1) or (2) below:

(1)	The last day of the calendar year in which the Participant attains age 75; or

(2)	The Required Beginning Date applicable to his Post-’86 Amount determined under (ii) below.

(ii)	For the Post-’86 Amount the later of (1) or (2) below:

(1)	April 1 of the calendar year immediately following the calendar year in which the Participant attains age 70-1/2; or

(2)	April 1 of the calendar year immediately following the calendar year in which the Participant retires.

Minimum Distribution Rules

Notwithstanding any provision of the Contract to the contrary, the Account Value shall be distributed to the Participant or to the Beneficiary, as the case may be, under a method of payment elected by the Participant or the Beneficiary and as permitted by the Contract and the Plan, if any, provided however, that all payments, withdrawals and distributions under the Contract shall be made in accordance with the following rules:

(a)	All payments, withdrawals and distributions shall comply with the Treasury Regulations under Section 401(a)(9) of the Code.

(b)	The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Required Beginning Date.

(c)	Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with the Amount of Required Minimum Distribution provision of this Section. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury Regulations.

(d)	A Participant or Beneficiary shall not be required to receive a distribution from the Contract otherwise required by this Section to the extent that the required amount is withdrawn from another arrangement described in Section 403(b) of the Code in accordance with Section 1.403(b)-3, Q&A-4 of the Treasury Regulations.

(e)	The Company assumes no responsibility for determining whether any method of payment selected under the Contract complies with the applicable Treasury Regulations or other requirements.

Timing of Minimum Distributions to Beneficiary

If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(a)	If the Participant’s surviving spouse is the sole Beneficiary, then, except as provided in paragraph (c) below, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1⁄2, if later.

TDA-C-2006	[xxxx]	Page 17

(b)	If the Participant’s surviving spouse is not the sole Beneficiary, then, except as provided in paragraph (c) below, distributions to the Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(c)	If the Beneficiary is a Designated Beneficiary and so elects, distributions to the Beneficiary are not required to begin by the date specified in paragraph (a) or (b) above, but the Participant’s entire interest will be distributed to the Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. The election must be made no later than the earlier of the end of the calendar year in which distribution would be required to begin under paragraph (a) or (b) above, or by the end of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, the surviving spouse’s) death. If the Beneficiary does not make an election under this paragraph (c), the Participant’s entire interest will be distributed no later than December 31 of the calendar year containing the fifth anniversary of the Participant’s death, or if later, begin to be distributed by the date specified in paragraph (a) or (b) above, as applicable.

(d)	If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, then the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(e)	If the Participant’s surviving spouse is the sole Beneficiary, and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this subsection, other than for paragraph (a), will apply as if the surviving spouse were the Participant.

(f)	For purposes of this subsection and the Amount of Required Minimum Distribution provision of this Section, unless paragraph (e) above applies, distributions are considered to begin on the Required Beginning Date. If paragraph (e) above applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under paragraph (a) above. If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under paragraph (a) above), the date distributions are considered to begin is the date distributions actually commence.

Amount of Required Minimum Distribution

(a)	During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(i)	The quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(ii)	If the sole Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

The minimum distribution, determined under this paragraph (a), shall begin with the first Distribution Calendar Year and continue up to and including the Distribution Calendar Year that includes the Participant’s date of death.

(b)	If the Participant dies on or after the date distributions begin and there is a Beneficiary who is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Beneficiary, determined as follows:

(i)	The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)	If the Participant’s surviving spouse is the sole Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(iii)	If the Participant’s surviving spouse is not the sole Beneficiary, the Beneficiary’s remaining Life Expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(c)	If the Participant dies on or after the date distributions begin, and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(d)	If the Participant dies before the date distributions begin, then:

(i)	Unless the Participant’s interest is distributed in accordance with the five-year rule described in item (c) of the Timing of Minimum Distributions to Beneficiary provision of this Section, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Designated Beneficiary, determined as provided in paragraph (b) above.

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(ii)	If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iii)	If the Participant’s surviving spouse is the sole Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under item (a) of the Timing of Minimum Distributions to Beneficiary provision of this Section, this paragraph (d) will apply as if the surviving spouse were the Participant.

Direct Rollover

Except as provided below, any Distributee who is entitled to an Eligible Rollover Distribution from this Contract may elect to forego receipt of any portion of that distribution and direct the administrator of the Plan, if any, or the Company, if there is no Plan, to pay such amount on their behalf to an Eligible Retirement Plan as a Direct Rollover. However:

(a)	An election to have all or a part of an Eligible Rollover Distribution paid as a Direct Rollover must be made in writing on a form provided by the Company.

(b)	No portion of a Distributee’s Eligible Rollover Distribution may be paid as a Direct Rollover unless that distribution, plus all other Eligible Rollover Distributions payable to that Distributee during the same calendar year, may be reasonably expected to have a total value of at least $200.

(c)	No amount less than $500 may be paid as a Direct Rollover unless it represents the total value of an Eligible Rollover Distribution.

(d)	All Direct Rollovers attributable to the same Eligible Rollover Distribution must be paid to the same Eligible Retirement Plan.

Any Distributee who is entitled to an Eligible Rollover Distribution shall be notified of their right to have it paid to an Eligible Retirement Plan on their behalf as a Direct Rollover. This notice shall be provided in writing by the Company. If an Eligible Rollover Distribution is payable in the form of a non-periodic payment, this notice shall be provided at least 30 days, but not more than 90 days, before that payment is made. If a series of payments of Eligible Rollover Distributions is payable, this notice shall be provided at least 30 days, but not more than 90 days, before the first payment is made and at least once every calendar year thereafter, until payments cease. However, an Eligible Rollover Distribution may be paid less than 30 days after the Distributee has been notified of their Direct Rollover rights if the Distributee so elects.

SECTION 9 – TABLE OF RATES

TABLE A - GUARANTEED MONTHLY PAYMENTS FOR PERIOD

CERTAIN FOR EACH $1,000 OF ACCOUNT VALUE

Payment Period (Years)	Amount of Each Monthly Payment	Payment Period (Years)	Amount of Each Monthly Payment	Payment Period (Years)	Amount of Each Monthly Payment
5	$17.49	11	$8.42	17	$5.77
6	14.72	12	7.80	18	5.50
7	12.74	13	7.26	19	5.26
8	11.25	14	6.81	20	5.04
9	10.10	15	6.42
10	9.18	16	6.07

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TABLE B - PURCHASE RATES

Amount necessary to purchase $1 of monthly income

Age	Non-Refund Life Annuity	10 Year Period Certain and Continuous Annuity
55	$263.21	$265.32
56	257.06	259.47
57	250.86	253.60
58	244.63	247.74
59	238.38	241.89
60	232.11	236.06
61	225.83	230.26
62	219.57	224.49
63	213.31	218.76
64	207.10	213.08
65	200.93	207.45
66	194.81	201.89
67	188.73	196.37
68	182.67	190.91
69	176.60	185.49
70	170.51	180.13
71	164.37	174.83
72	158.20	169.62
73	152.04	164.53
74	145.87	159.57
75	139.72	154.75

TABLE C - MONTHLY AMOUNT PURCHASED

PER $1,000 OF ACCOUNT VALUE

Age	Non-Refund Life Annuity	10 Year Period Certain and Continuous Annuity
55	$3.80	$3.77
56	3.89	3.85
57	3.99	3.94
58	4.09	4.04
59	4.19	4.13
60	4.31	4.24
61	4.43	4.34
62	4.55	4.45
63	4.69	4.57
64	4.83	4.69
65	4.98	4.82
66	5.13	4.95
67	5.30	5.09
68	5.47	5.24
69	5.66	5.39
70	5.86	5.55
71	6.08	5.72
72	6.32	5.90
73	6.58	6.08
74	6.86	6.27
75	7.16	6.46

The rates set forth in Table B and Table C above are based on mortality according to the “GAM01 Table”, with 2% interest and no loading. The GAM01 Table was developed by projecting, according to Projection Scale AA, the mortality rates of the 1994 Group Annuity Reserving Table to 2001, with additional projection of one year for each year that the age exceeds 65. Male and female mortality rates were projected separately, and the resulting projected tables were blended using 2/3 of the female mortality rate and 1/3 of the male mortality rate at each age to produce the GAM01 Table.

A person’s age for the purpose of the foregoing tables shall be such person’s age at your last birthday before payments under the annuity benefit are to begin to such person, plus the fraction of a year corresponding to the number of completed months from such birthday to the date such payments begin. Amounts required for ages not shown and for other forms of annuity shall be calculated by the Company on the same actuarial assumptions and shall be furnished upon request.

The rates set forth in Table A, Table B and Table C above may be changed by the Company in accordance with the Right to Amend Certificate provision in Section 7 of this Certificate.

SECTION 10 - LIST OF ACCOUNTS AND FUNDS

The following account of the general account and funds of the Separate Account are currently available under the Contract:

The General Account

Interest Accumulation Account

Investment Funds of the Separate Account

Mutual of America Investment Corporation All America Fund

Mutual of America Investment Corporation Money Market Fund

Mutual of America Investment Corporation Bond Fund

Mutual of America Investment Corporation Composite Fund

Mutual of America Investment Corporation Equity Index Fund

TDA-C-2006	[xxxx]	Page 20

Mutual of America Investment Corporation Mid-Term Bond Fund

Mutual of America Investment Corporation Mid-Cap Equity Index Fund

Mutual of America Investment Corporation Aggressive Allocation Fund

Mutual of America Investment Corporation Moderate Allocation Fund

Mutual of America Investment Corporation Conservative Allocation Fund

Mutual of America Investment Corporation Small Cap Value Fund

Mutual of America Investment Corporation Small Cap Growth Fund

Mutual of America Investment Corporation Mid Cap Value Fund

DWS Capital Growth Fund

DWS Bond Fund

DWS International Fund

American Century VP Capital Appreciation Fund

Calvert Social Balanced Fund

Fidelity VIP Equity-Income Fund

Fidelity VIP Asset Manager Fund

Fidelity VIP Contrafund Fund

Fidelity VIP Mid Cap Fund

Oppenheimer VA Main Street Fund

Vanguard VIF Diversified Value Fund

Vanguard VIF International Fund

All amounts allocated to the Investment Funds shall become part of the Separate Account that the Company maintains under the designation of [Mutual of America Separate Account No. 2.]

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MUTUAL OF AMERICA LIFE INSURANCE COMPANY

[320 PARK AVENUE NEW YORK NY 10022-6839 • 212 224 1600]

(hereafter called the “Company”)

Group annuity certificate TDA-C-2006 issued in connection with group annuity contract TDA-2006, between the Company and [ABC Company, Inc.] is hereby amended, effective as of the Certificate Issue Date, as follows:

(a)	the Guaranteed Rate of interest shall be a daily rate of interest which results in an effective annual yield of 3%; and

(b)	the following table of rates shall be applicable in lieu of the tables of rates contained in Section 9 of the Certificate.

MONTHLY AMOUNT PURCHASED PER $1,000 OF ACCOUNT VALUE

Age	10 Year Period Certain and Continuous Annuity
55	4.74
56	4.84
57	4.95
58	5.06
59	5.18
60	5.30
61	5.44
62	5.57
63	5.72
64	5.87
65	6.02
66	6.19
67	6.35
68	6.53
69	6.70
70	6.89
71	7.07
72	7.26
73	7.44
74	7.63
75	7.81

01812 Rate Series

The rates set forth above are based on mortality according to the Group Annuity Table for 1951 (male), with projection C to 1971, with ages set back two years, 3% interest and expense loading of 2% of the net premium.

A person’s age for the purpose of the foregoing table shall be: such person’s age at their last birthday before payments under the annuity benefit are to begin to such person, plus the fraction of a year corresponding to the number of completed months from such birthday to the date such payments begin. Amounts required for ages not shown and for other forms of annuity shall be calculated by the Company on the same actuarial assumptions and shall be furnished upon request.

This amendment is executed at New York, New York.

Vice President

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